As filed with the Securities and Exchange Commission on January 9, 2026
Registration No. 333-291175

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN
REAL ESTATE COMPANIES

Terra Property Trust, Inc.
(Exact Name of Registrant as Specified in Governing Instruments)

205 West 28th Street, 12th Floor
New York, New York 10001
(212) 753-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’ s Principal Executive Offices)

Vikram S. Uppal
Terra Property Trust, Inc.
205 West 28th Street, 12th Floor
New York New York 10001
(212) 753-5100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Michael J. Kessler, Esq. David E. Brown, Jr., Esq. Alston & Bird LLP 90 Park Avenue New York, New York 10016 (212) 210-9400	Paul D. Tropp, Esq. Tristan M. VanDeventer, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212) 596-9515

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non- accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7 (a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 9, 2026
PRELIMINARY PROSPECTUS
TERRA PROPERTY TRUST, INC.
$60,000,000
     % Senior Secured Notes due 2029

Terra Property Trust, Inc. is a real estate investment trust that originates, invests in and manages a diverse portfolio of real estate and real estate-related assets. Our investment objective is to provide attractive risk-adjusted returns to our stockholders, primarily by earning high current income that allows for regular distributions, and, in certain instances, benefiting from potential capital appreciation. There can be no assurances that we will be successful in meeting our investment objective. We also make strategic real estate equity and non-real estate-related investments that align with our investment objectives and criteria.
We are externally managed by Terra REIT Advisors, LLC (our “Manager” or “Terra REIT Advisors”), a private investment firm that is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) and an affiliate of Terra Capital Partners, LLC, our sponsor (“Terra Capital Partners”). Our Manager is responsible for making investment decisions for our portfolio.
We are offering $60.0 million in aggregate principal amount of       % senior secured notes due 2029, which we refer to as the “notes.” One or more funds or accounts managed or advised by an affiliate of Mavik Capital Management, LP (“Mavik”), the sole member of Terra Capital Partners, our sponsor, and/or a leading credit firm intend to purchase up to $       million in aggregate principal amount of notes in the offering (the “anchor investment”), in each case subject to market conditions and customary approvals. No assurances can be given that the anchor investment will be made in the anticipated amount or at all. The anchor investment notes are expected to be purchased at the public offering price less $       . The notes will mature on March 30, 2029. We will pay interest on the notes monthly, on the last day of each month, beginning February 28, 2026. Prior to March 30, 2028, we may not redeem the notes. We may redeem the notes in whole or in part at any time, or from time to time, on or after March 30, 2028, at a redemption price of 100% of the outstanding principal amount of the notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption, as further described under the caption “Description of the Notes — Optional Redemption” in this prospectus. The notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof. We may issue additional notes, which we refer to as the “additional notes” from time to time after the date of issuance of the notes having identical terms and conditions to the notes, subject to no Event of Default (as defined herein) having occurred pursuant to the terms of the notes. Any additional notes and the notes will together constitute a single series under the indenture governing the notes. The issuance of additional notes is subject to compliance on a pro forma basis with the 1.35x Collateral Coverage Ratio (as defined herein) and such additional notes will be pari passu with the notes. If any additional notes are not fungible with any notes for United States federal income tax purposes, or if we otherwise determine that any additional notes should be differentiated from any notes, such additional notes will have a separate CUSIP number, provided that, for the avoidance of doubt, such additional notes will still constitute a single series of notes together with the notes issued under the indenture governing the notes for all purposes.
As of the issue date of the notes, the notes will not be guaranteed by any of our subsidiaries. Subject to certain exceptions, the notes will be secured by perfected Liens (as defined herein) granted by us on Capital Interests (as defined herein) held by us from time to time in certain of our direct subsidiaries. The notes will be our senior secured obligations to the extent of the value of the Collateral (as defined herein) securing the notes, pari passu in right of payment with all of our existing and future unsubordinated debt that is not expressly subordinated in right of payment to the notes, senior in right of payment to any of our existing and future debt that is expressly subordinated in right of payment to the notes, effectively senior to our existing and future debt that is unsecured or that is secured by a junior lien on the Collateral securing the notes, in each case to the extent of the value of the Collateral securing the notes, effectively subordinated to all of our existing and future debt, guarantees and other liabilities (including trade payables) that are secured by liens on assets that do not constitute a part of the Collateral securing the notes to the extent of the value of such assets securing such debt and other liabilities, and structurally subordinated to all existing and future debt and other liabilities (including trade payables) of any existing and future subsidiaries of ours.
We intend to list the notes on the New York Stock Exchange (the “NYSE”), and we expect trading to commence thereon within 30 days of the original issue date under the trading symbol “TPTS.” The notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price. Currently, there is no public market for the notes and there can be no assurance that one will develop.
We elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2016. To assist us in preserving our REIT qualification, among other purposes, our charter generally prohibits any person from directly or indirectly owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the aggregate outstanding shares of all classes and series of our capital stock. In addition, our charter contains various other restrictions relating to the ownership and transfer of our capital stock.
Because we are an “emerging growth company” under the federal securities laws, we are subject to reduced public company reporting requirements.
Investing in the notes involves a high degree of risk and is highly speculative. Before investing in the notes, you should read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page 12 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)(2)	100%	$
Underwriting discount (sales load)(3)	%	$
Proceeds to us, before expenses(4)	%	$

(1)
Ladenburg Thalmann & Co. Inc., as representative of the underwriters, may exercise an option to purchase up to an additional $9.0 million total aggregate principal amount of notes offered hereby, within 30 days of the date of this prospectus. If this option is exercised in full, the total public offering price will be $69,000,000, the total underwriting discount (sales load) paid by us will be $      , and total proceeds to us, before expenses, will be $      .

(2)
The anchor investment notes are expected to be purchased at the public offering price less $      .

(3)
The underwriting discount (sales load) for the anchor investment notes is expected to be       % per note.

(4)
Total expenses of the offering payable by us, excluding underwriting discounts and commissions, are estimated to be $1,250,000. See “Underwriting” in this prospectus for complete details of underwriters’ compensation.

Delivery of the notes in book- entry only form through The Depository Trust Company (“DTC”) is expected to be made on              , 2026.

Sole Book-Running Manager
Ladenburg Thalmann & Co. Inc.
The date of this prospectus is          , 2026

ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information or to make any representations not contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.
CERTAIN DEFINITIONS
Except as otherwise specified herein, the terms: “we,” “us,” “our,” “our company” and the “company” refer to Terra Property Trust, Inc., a Maryland corporation, together with its subsidiaries. Additionally, the following defined terms are used in this prospectus:
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“1940 Act” refers to the Investment Company Act of 1940, as amended;

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“Advisers Act” refers to the Investment Advisers Act of 1940, as amended;

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“Axar Capital Management” refers to Axar Capital Management L.P., a Delaware limited partnership;

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“BDC Merger” refers to the merger on October 1, 2022 of Terra Fund 6 with and into Terra LLC, with Terra LLC continuing as the surviving entity of the merger and as a wholly owned subsidiary of the Company;

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“BDC Merger Closing Date” refers to October 1, 2022, the closing date of the BDC Merger;

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“Board” refers to the board of directors of the Company;

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“Charter” refers to the charter of the Company;

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“Class A Common Stock” refers to shares of Class A Common Stock, $0.01 par value per share, of the Company;

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“Class B Common Stock” refers to shares of Class B Common Stock, $0.01 par value per share, of the Company;

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“Company Notes” refers to our 6.00% Senior Notes due June 30, 2026;

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“Existing Notes” refers to the Company Notes and the Terra LLC Notes (as defined below), collectively;

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“FATCA” refers to Sections 1471-1474 of the Code and the Treasury Regulations thereunder;

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“Fund 5 International” refers to Terra Secured Income Fund 5 International;

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“Manager” refers to Terra REIT Advisors, LLC, a subsidiary of Terra Capital Partners and the Company’s external manager;

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“Mavik” refers to Mavik Capital Management, LP, the sole member of Terra Capital Partners;

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“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of May 2, 2022, by and among the Company, Terra Fund 6, Terra LLC, Terra Income Advisors, LLC, and the Manager;

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“NYSE” refers to the New York Stock Exchange, Inc.;

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“REIT” refers to a real estate investment trust;

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“REIT Formation Transaction” refers to the merger, on January 1, 2016, of Terra Fund 5 with other funds managed by Terra Fund 5’s manager to form the Company;

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“SEC” refers to the U.S. Securities and Exchange Commission;

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“Terra Capital Partners” refers to Terra Capital Partners, LLC, a Delaware limited liability company;

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“Terra JV” refers to Terra JV, LLC (formerly known as Terra Secured Income Fund 4, LLC);

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“Terra Fund 1” refers to Terra Secured Income Fund, LLC;

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“Terra Fund 2” refers to Terra Secured Income Fund 2, LLC;

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“Terra Fund 3” refers to Terra Secured Income Fund 3, LLC;

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“Terra Fund 5” refers to Terra Secured Income Fund 5, LLC;

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“Terra Fund 6” refers to Terra Income Fund 6, Inc.;

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“Terra Fund 7” refers to Terra Secured Income Fund 7, LLC;

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“Terra Funds” refer to Terra Fund 1, Terra Fund 2, Terra Fund 3, Terra JV and Terra Fund 5, collectively;

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“Terra LLC” refers to Terra Income Fund 6, LLC (formerly known as Terra Merger Sub, LLC), a Delaware limited liability company, including, unless otherwise expressly stated or the context otherwise requires, its consolidated subsidiaries;

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“Terra LLC Notes First Supplemental Indenture” refers to the First Supplemental Indenture, dated February 10, 2021, between Terra LLC and the Trustee;

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“Terra LLC Notes Indenture” refers to the Terra LLC Notes Base Indenture, as amended and supplemented by the Terra LLC Notes First Supplemental Indenture and the Terra LLC Notes Second Supplemental Indenture;

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“Terra LLC Notes Second Supplemental Indenture” refers to the Second Supplemental Indenture, dated October 1, 2022, between Terra LLC and the Trustee;

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“Terra LLC Notes” refers to Terra LLC’s 7.00% Senior Notes due March 31, 2026 in aggregate principal amount of $38.4 million;

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“Terra Offshore REIT” refers to Terra Offshore Funds REIT, LLC (formerly known as Terra International Fund 3 REIT, LLC);

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“TIFI” refers to Terra Income Fund International;

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“Treasury Regulations” refers to U.S. Department of the Treasury regulations;

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“VS2” refers to Mavik Real Estate Special Opportunities VS2, LP; and

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“we,” “us” and “our” refer to the Company, including, unless otherwise expressly stated or the context otherwise requires, its consolidated subsidiaries;

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such sections. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of and assumptions made by our management, involve uncertainties that could significantly affect the financial results of the Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects” or “could” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that any expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Some of the factors that may affect outcomes and results include, but are not limited to, those set forth under “Risk Factors” as well as the following:
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our expectations regarding the amount and timing of offering, our intended uses of the net proceeds, including refinancing, asset originations or acquisitions and general corporate purposes, and the timing of deployment of those proceeds;

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whether the anchor investment will be made in the anticipated amount or at all;

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our expected financial performance, operating results and our ability to make distributions to our stockholders in the future;

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risks associated with achieving expected synergies, cost savings and other benefits from our increased scale;

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the availability of attractive risk-adjusted investment opportunities in our target asset class and other real estate-related investments that satisfy our objectives and strategies;

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the origination or acquisition of our targeted assets, including the timing of originations or acquisitions;

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volatility in our industry, interest rates and spreads, the debt or equity markets, the general economy or the real estate market specifically, whether the results of market events or otherwise;

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changes in our investment objectives and business strategy;

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the availability of financing on acceptable terms or at all;

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the performance and financial condition of our borrowers;

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changes in interest rates and the market value of our assets;

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borrower defaults or decreased recovery rates from our borrowers;

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changes in prepayment rates on our loans;

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our use of financial leverage;

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actual and potential conflicts of interest with any of the following affiliated entities: our Manager; Terra Capital Partners; Fund 5 International; TIFI; Terra Fund 7; Terra Offshore REIT; RESOF; VS2 or any of their affiliates;

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our dependence on our Manager or its affiliates and the availability of its senior management team and other personnel;

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liquidity transactions that may be available to us in the future, including a liquidation of certain of our assets, a sale of our Company, a listing of our shares of common stock on a national securities exchange, an amendment of our Charter to incorporate certain provisions generally required by state securities regulators to allow us to publicly sell unlisted shares (provided that such provisions would only take effect when a registration statement related to the publicly offered unlisted shares is declared effective), an adoption of a share repurchase plan or a strategic business combination, in each case, which may include the distribution of our common stock indirectly owned by certain of the Terra Funds to the ultimate investors in the Terra Funds, and the timing of any such transactions;

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actions and initiatives of the U.S. federal, state and local government and changes to the U.S., federal, state and local government policies and the execution and impact of these actions, initiatives and policies;

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limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our exemption or exclusion from registration under the 1940 Act, and to maintain our qualification as a REIT for U.S. federal income tax purposes;

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the degree and nature of our competition;

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changes in the economy;

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tariffs and trade policy;

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risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters;

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future changes in laws or regulations and conditions in our operating areas; and

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those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Forms 10-K and 10-Q.

We have based the forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus on information available to us on the date on the front cover of this prospectus or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to stockholders or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

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PROSPECTUS SUMMARY
This prospectus summary highlights certain information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference in this prospectus.
Overview
We are a real estate investment trust that originates, invests in and manages a diverse portfolio of real estate and real estate-related assets. We focus primarily on commercial real estate credit investments, including first mortgage loans, subordinated loans (including B-notes, mezzanine and preferred equity) and credit facilities throughout the United States, which we collectively refer to as our targeted assets. Our loans finance the acquisition, development or recapitalization of high-quality commercial real estate in the United States. We focus on middle market loans in the approximately $10 million to $50 million range, which we believe are subject to less competition, offer higher risk-adjusted returns than larger loans with similar risk metrics and facilitate portfolio diversification. Our investment objective is to provide attractive risk-adjusted returns to our stockholders, primarily by earning high current income that allows for regular distributions, and, in certain instances, benefiting from potential capital appreciation. There can be no assurances that we will be successful in meeting our investment objective. We also make strategic real estate equity and non-real estate-related investments that align with our investment objectives and criteria.
Each of our investments was originated by Terra Capital Partners or its affiliates. Our portfolio is diversified based on location of the underlying properties, loan structure and property type. As of September 30, 2025, our portfolio included underlying properties located in 10 markets, across eight states and includes property types such as multifamily housing, student housing, commercial offices, medical offices, mixed-use and infill properties. The profile of these properties ranges from stabilized and value-added properties to pre-development and construction. Our loans are structured across mezzanine debt, first mortgages, preferred equity investments and credit facilities.
We were incorporated under the general corporation laws of the State of Maryland on December 31, 2015. Through December 31, 2015, our business was conducted through a series of predecessor private partnerships. At the beginning of 2016, we completed the REIT Formation Transaction, a merger of these private partnerships into a single entity as part of our plan to reorganize our business as a REIT for federal income tax purposes. Following the REIT Formation Transaction, Terra Fund 5 contributed the consolidated portfolio of net assets of the Terra Funds to us in exchange for all of the shares of common stock of the Company.
BDC Merger
On the BDC Merger Closing Date, pursuant to the Merger Agreement, Terra Fund 6 merged with and into Terra LLC, with Terra LLC continuing as the surviving entity of the BDC Merger and as our wholly owned subsidiary. The BDC Merger was intended to drive increased efficiency for the combined company while expanding the scale and diversification of its portfolio. The BDC Merger was also intended to enhance access to capital markets, increase liquidity options for current and future stockholders, and position the Company for long-term, sustainable growth and success. On the BDC Merger Closing Date and pursuant to the Merger Agreement, Terra LLC assumed the payment of the Terra LLC Notes and the performance of every covenant of the Terra LLC Notes Indenture to be performed or observed by Terra Fund 6.
Potential Liquidity Transactions
We continue to explore alternative liquidity transactions on an opportunistic basis to maximize stockholder value. Examples of the alternative liquidity transactions that, depending on market conditions, may be available to us include a listing of our shares of common stock on a national securities exchange, adoption of a share repurchase plan, a liquidation of certain of our assets, a sale of our Company or a strategic business combination, in each case, which may include the further in-kind distribution of our shares of common stock indirectly owned by certain of our affiliate funds to the ultimate investors in such affiliate funds. We cannot provide any assurance that any alternative liquidity transaction will be available to us or, if available, that we will pursue or be successful in completing any such alternative liquidity transaction.
One of the potential future liquidity transactions that we continue to evaluate is a “direct listing” of the Class A Common Stock on a national securities exchange (i.e., a listing not involving a concurrent public offering of newly issued shares). If market conditions are not supportive of a direct listing that would in our view lead to a constructive trading environment for the Class A Common Stock, we will explore alternative paths to pursue our investment strategy and provide liquidity to our investors, including converting our Company into a traditional “non-traded REIT.” As part of a potential conversion to a non-traded REIT, we would adopt a customary share repurchase plan pursuant to which our investors could request to have their shares of our common stock redeemed for cash.
To this end, as previously disclosed, we amended and restated our Charter on December 1, 2023, to provide our Board with greater flexibility to pursue a direct listing. In connection with a listing of shares of Class A Common Stock on a national securities exchange, the outstanding shares of Class B Common Stock will be convertible on a one-for-one basis into listed shares of Class A Common Stock, subject to certain conversion terms and holding periods. Currently, there are no outstanding shares of Class A Common Stock.
The Charter, as amended and restated, also incorporates the provisions generally required by state regulators in order to become a non-traded REIT and publicly sell shares of our stock not listed on an exchange. These non-traded REIT provisions will spring into effect and become operative if we ultimately decide to register and sell shares in a non-traded REIT format.
We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. So long as we qualify as a REIT, we generally are not subject to U.S. federal income tax on our net taxable income to the extent that we annually distribute all of our net taxable income to our stockholders.
Our Manager and Terra Capital Partners
We are externally managed by our Manager, which is registered as an investment adviser under the Advisers Act, and is a subsidiary of Terra Capital Partners.
Mavik, an entity controlled by Vikram S. Uppal, our Chief Executive Officer and Chief Investment Officer, is the sole member of Terra Capital Partners. Terra Capital Partners is led by Mr. Uppal (Chief Executive Officer), Sarah Schwarzschild (Chief Operating Officer), Gregory M. Pinkus (Chief Financial Officer) and Daniel Cooperman (Chief Originations Officer). Mr. Uppal was a Partner of Axar Capital Management and its Head of Real Estate. Prior to Axar Capital Management, Mr. Uppal was a Managing Director on the Investment Team at Fortress Investment Group’s Credit and Real Estate Funds and Co-Head of North American Real Estate Investments at Mount Kellett Capital Management. Members of the Terra Capital Partners management team have broad based, long-term relationships with major financial institutions, property owners and commercial real estate service providers. The entire senior management team has held leadership roles at many top international real estate and investment banking firms, including Mount Kellett Capital Management, Fortress Investment Group and BGO Strategic Capital Partners.
Terra Capital Partners is a real estate credit focused investment manager based in New York City with a 20-year track record focused primarily on the origination and management of mezzanine loans, as well as first mortgage loans, bridge loans, and preferred equity investments in all major property types through multiple pooled investment vehicles. Since its formation in 2001 and its commencement of operations in 2002, Terra Capital Partners has been engaged in providing financing on commercial properties of all major property types throughout the United States. In the lead up to the global financial crisis in 2007, believing that the risks associated with commercial real estate markets had grown out of proportion to the potential returns from such markets, Terra Capital Partners sold 100% of its investment management interests prior to the global financial crisis. It was not until mid-2009, after its assessment that commercial mortgage markets would begin a period of stabilization and growth, that Terra Capital Partners began to sponsor new investment vehicles, which included the predecessor private partnerships, to again provide debt capital to commercial real estate markets. The financings provided by all vehicles managed by Terra Capital Partners from January 2004 through September 30, 2025 have been secured by approximately 13.9 million square feet of office properties, 3.8 million square feet of retail properties, 10.7 million square feet of industrial properties, 5,559 hotel rooms and 33,264 apartment units. The value of the properties underlying this capital was approximately $13.9 billion based on appraised values as of the closing dates of each financing. In addition to its extensive experience originating and managing debt financings, Terra Capital Partners and its affiliates owned and operated over six million square feet of office and industrial space between 2005 and 2007, and this operational experience further informs its robust origination and underwriting standards and enables our Manager to effectively operate property underlying a financing upon a foreclosure.
Our Investment Strategy
We focus on providing real estate (primarily commercial real estate) loans to creditworthy borrowers and seek to generate an attractive and consistent low volatility cash income stream. Our focus on originating debt and debt-like instruments emphasizes the payment of current returns to investors and the preservation of invested capital. From time to time, we may acquire real estate encumbering the senior loans through foreclosure, may invest in real estate related joint ventures and may directly acquire real estate properties. We also elect to make strategic non-real estate-related investments that align with our investment objectives and criteria.
As part of our investment strategy, we:
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target middle market loans of approximately $10 million to $50 million;

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focus on the origination of new loans;

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focus on loans backed by properties in the United States;

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invest primarily in floating rate rather than fixed rate loans, but our Manager reserves the right to make debt investments that bear interest at a fixed rate;

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originate loans expected to be repaid within one to five years;

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maximize current income;

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lend to creditworthy borrowers;

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construct a portfolio that is diversified by property type, geographic location, tenancy and borrower;

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source off-market transactions;

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hold loans until maturity unless, in our Manager’s judgment, market conditions warrant earlier disposition; and

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invest in strategic non-real estate-related investments that align with our investment objectives and criteria.

Our Financing Strategy
Prior to the REIT Formation Transaction, we utilized only limited amounts of borrowings as part of our financing strategy. One of the reasons we completed the REIT Formation Transaction, as described under “— Overview,” is to expand our financing options, access to capital and capital flexibility in order to position us for future growth. We deploy moderate amounts of leverage as part of our operating strategy, which currently consists of the Existing Notes, borrowings under first mortgage financings, and a term loan. Net proceeds of this offering will be used to refinance, repurchase or repay certain existing indebtedness that is scheduled to mature in 2026, which we believe will provide flexibility for future financing options and a simplified debt maturity profile, and for general corporate purposes. We may in the future also deploy leverage through other credit facilities and senior notes and we may divide the loans we originate into senior and junior tranches and dispose of the more senior tranches and enter into repurchase agreements as additional means of providing financing to our business. In addition, we intend to match our use of floating rate leverage with floating rate investments.

As of September 30, 2025, we had outstanding indebtedness, consisting of $123.5 million in Existing Notes and secured financings, net of $89.8 million.
Additionally, from time to time, we may enter into participation agreements with related parties, primarily other affiliated funds managed by the Manager, and to a lesser extent, unrelated parties. The purpose of the participation agreements is to allow us and an affiliate to originate a specified loan when, individually, we do not have the liquidity to do so. We do not have direct liability to a participant under the participation agreements with respect to the underlying loan and the participants’ share of the investments is repayable only from the proceeds received from the related borrower/issuer of the investments and, therefore, the participants also are subject to credit risk (i.e., risk of default by the underlying borrower/ issuer). As our access to capital and financial flexibility has grown, our use of participation agreements has diminished. As of September 30, 2025, the principal balance of our participation obligation was $18.0 million, which was a participation obligation to a related-party managed by the Manager.
Anticipating and responding to the challenges facing commercial real estate in the higher interest rate environment, over time we evolved our financing strategy to deploy more conservative amounts of leverage relative to the mortgage REIT sector. In June 2025, we repaid in full the outstanding balance on our master repurchase agreement with Goldman Sachs Bank and the facility was terminated. Additionally, our revolving line of credit matured on June 30, 2025 and the outstanding balance was repaid in full on July 1, 2025. On August 14, 2025, we repaid in full the $20.3 million outstanding balance on our variable rate property mortgages. On September 25, 2025, we made a partial repayment of $19.6 million on our fixed rate property mortgages. Our debt-to- equity ratio was 1.33x as of September 30, 2025.
As part of our financing strategy, following the completion of this offering, we may undertake a financing, including an exchange offer in which we would offer holders of our Existing Notes the opportunity to exchange their Existing Notes for newly issued senior secured notes of ours. Any such new exchange notes or other financing may have similar terms to the notes issued in this offering and may share in the Collateral for the notes on a pari passu basis, subject to our compliance with the Collateral Coverage Ratio on a pro forma basis and giving effect to any such exchange offer issuance or financing. No assurances can be given that we will pursue an exchange offer or other financing or that if we pursue one that it will be successfully completed on these terms or at all.
For additional information concerning our indebtedness, see “Description of Other Indebtedness.”
Investment Guidelines
Our Board has adopted investment guidelines, which may be amended from time to time, that set forth certain criteria for the Manger to use when evaluating specific investment opportunities as well as our overall portfolio composition. Our Board will review the Manager’s compliance with the investment guidelines periodically and receive an investment report at each quarter-end in conjunction with the review of our quarterly results by our Board.
Our Board adopted the following investment guidelines:
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no origination or acquisition shall be made that would cause us to fail to qualify as a REIT;

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no origination or acquisition shall be made that would cause us or any of our subsidiaries to be required to register as an investment company under the 1940 Act; and

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until appropriate investments can be identified, we may invest the proceeds of our equity or debt offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.

These investment guidelines may be changed from time to time by a majority of our Board without the approval of our stockholders.
Operating and Regulatory Structure
REIT Qualification
We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2016. We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. To qualify as a REIT, we must meet on a continuing basis, through our organization and actual investment and operating results, various requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of shares of our stock. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we failed to qualify as a REIT. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, subject to maintaining our qualification as a REIT, a portion of our business may be conducted through, and a portion of our income may be earned with respect to, our TRSs are subject to corporate income tax. Any distributions paid by us generally will not be eligible for taxation at the preferential U.S. federal income tax rates that currently apply to certain distributions received by individuals from taxable corporations, unless such distributions are attributable to dividends received by us from our TRSs.
Organizational Structure
The following diagram indicates our simplified ownership structure as of the date of this prospectus:
Terra Property Trust, Inc.
Structure Chart
As of September 30, 2025
Emerging Growth Company Status
We are an emerging growth company, as defined in the JOBS Act, and as such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. A number of these exemptions are not relevant to us, but we intend to take advantage of the exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.
We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (ii) the date on which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period, and (iv) the end of the year in which the five year anniversary of our initial public offering of our common stock occurs.
Corporate Information
Our principal executive offices are located at 205 West 28th Street, 12th Floor, New York, New York 10001, and our telephone number at that address is (212) 753-5100. Our website is located at www.terrapropertytrust.com. Our website and the information contained on that site, or connected to that site, are not incorporated by reference into this prospectus.
Recent Developments
Anticipating and responding to the challenges facing commercial real estate in the higher interest rate environment, over time we evolved our financing strategy to deploy more conservative amounts of leverage relative to the mortgage REIT sector.

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We have significantly reduced debt over the last twelve quarters from outstanding debt of $439 million as of December 31, 2022 to total estimated debt of $186 million as of December 31, 2025.

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In November 2025, we had $28.9 million in promissory notes outstanding. On November 7, 2025, our loan position on a multifamily building was refinanced by the borrower, resulting in proceeds of $39.0 million. These proceeds were used to repay the full outstanding balance of the promissory notes.

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As of December 31, 2025, we had $33.0 million of cash and cash equivalents.

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As of December 31, 2025, we expect to attain an estimated debt-to-equity ratio of 1.15 – 1.25x. On a net debt-to-equity basis, we expect to attain an estimated ratio of 0.95 – 1.05x.

Our consolidated financial statements as of and for the period ended December 31, 2025 are not yet available. The results and projections set forth above are preliminary and subject to our detailed period-end closing procedures. The information presented above reflects our preliminary estimates as of and for the period ended December 31, 2025 subject to the completion of our financial closing procedures and any adjustments that will result from the completion of the review of our consolidated financial statements. No assurances can be given that any preliminary estimates or trends shown as of or for period ending on December 31, 2025 will continue for any future period. These preliminary estimates may change, and those changes may be material. As a result, these preliminary estimates may differ from the actual results that will be reflected in our consolidated financial statements for the period when they are completed and publicly disclosed. Our expectations with respect to the unaudited results for the periods discussed above are based on management estimates. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING
Issuer
Terra Property Trust, Inc., a Maryland corporation
Title of the securities
     % senior secured notes due 2029
Initial aggregate principal amount
being offered
$60.0 million
Anchor Investment
The initial aggregate principal amount being offered in this offering includes the potential purchase by one or more funds or accounts managed or advised by an affiliate of Mavik, the sole member of Terra Capital Partners, our sponsor, and/or a leading credit firm of up to $    million in aggregate principal amount of notes in the offering. The anchor investment is subject to market conditions and customary approvals. No assurances can be given that the anchor investment will be made in the anticipated amount or at all. The anchor investment notes are expected to be purchased at the public offering price less $     .
Underwriters’ option to purchase additional notes
The underwriters may also purchase from us from time to time up to an additional $9.0 million aggregate principal amount of notes within 30 days of the date of this prospectus.
Issuer’s option to issue additional notes
We may issue additional notes from time to time after the date of issuance of the notes having identical terms and conditions to the notes, subject to no Event of Default having occurred pursuant to the terms of the notes. Any additional notes and the notes will together constitute a single series under the indenture governing the notes. The issuance of additional notes is subject to compliance on a pro forma basis with the 1.35x Collateral Coverage Ratio and such additional notes will be pari passu with the notes. If any additional notes are not fungible with any notes for United States federal income tax purposes, or if we otherwise determine that any additional notes should be differentiated from any notes, such additional notes will have a separate CUSIP number, provided that, for the avoidance of doubt, such additional notes will still constitute a single series of notes together with the notes issued under the indenture governing the notes for all purposes
Initial public offering price
100% of the aggregate principal amount
Principal payable at maturity
100% of the aggregate principal amount; the principal amount of each note will be payable on its stated maturity date at the office of the trustee, collateral agent, paying agent, registrar and transfer agent for the notes or at such other office in New York, New York, as we may designate.
Type of note
Fixed rate note
Listing
We intend to list the notes on the NYSE, within 30 days of the original issue date under the trading symbol “TPTS.”
Interest rate
      % per annum
Day count basis
360-day year of twelve 30-day months
Original issue date
      , 2026
Stated maturity date
March 30, 2029

Date interest starts accruing
      , 2026
Interest payment dates
We will pay interest on the notes monthly, on the last day of each month, beginning February 28, 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Interest periods
The initial interest period will be the period from and including           , 2026, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.
Regular record dates for
interest
The 15th of each month immediately preceding the applicable interest payment date.
Specified currency
U.S. dollars
Place of payment
New York City
Security
Subject to certain exceptions, the notes will be secured by perfected Liens granted by us on Capital Interests held by us from time to time in certain of our direct subsidiaries, as further described under “Description of Notes — Security for the Notes.”
Ranking of the notes
The notes will be our senior secured obligations to the extent of the value of the Collateral securing the notes, pari passu in right of payment with all of our existing and future unsubordinated debt that is not expressly subordinated in right of payment to the notes, senior in right of payment to any of our existing and future debt that is expressly subordinated in right of payment to the notes, effectively senior to our existing and future debt that is unsecured or that is secured by a junior lien on the Collateral securing the notes, in each case to the extent of the value of the Collateral securing the notes, effectively subordinated to all of our existing and future debt, guarantees and other liabilities (including trade payables) that are secured by liens on assets that do not constitute a part of the Collateral securing the notes to the extent of the value of such assets securing such debt and other liabilities, and structurally subordinated to all existing and future debt and other liabilities (including trade payables) of any existing and future subsidiaries of ours. Subject to certain exceptions, the notes will be secured by a perfected security interest in the Collateral.
The indenture governing the notes permits us to release the liens on any of the Collateral securing the notes, if (i) no event of default shall have occurred and be continuing, (ii) we maintain a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the release of such Collateral had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available), and (iii) certain other requirements are met as further described under “Description of Notes — Security for the Notes — Release of Liens.”
As of September 30, 2025, after giving effect to the issuance of notes, we would have had outstanding indebtedness consisting of senior secured notes in an aggregate principal amount of $60.0 million and secured financings, net of $149.8 million (inclusive of the notes issued in this offering). As of September 30, 2025, our secured financings consisted of a term loan, promissory notes and property mortgages.
Denominations
We will issue the notes in denominations of $25 and integral multiples of $25 in excess thereof.
Business day
Each day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.
Optional redemptions
Prior to March 30, 2028, we may not redeem the Notes. We may, at our option, redeem the notes in whole or in part at any time or from time to time on or after March 30, 2028, at a redemption price of 100% of the outstanding principal amount of the notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption, as further described under “Description of Notes — Optional Redemption.”
Sinking fund
The notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the notes at maturity). As a result, our ability to repay the notes at maturity will depend on our financial condition on the date that we are required to repay the notes.
Repayment at option of holders
Holders will not have the option to have the notes repaid prior to the stated maturity date.
Defeasance
The notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the notes when due and satisfying any additional conditions required under the indenture relating to the notes, we will be deemed to have been discharged from our obligations under the notes.
Covenant defeasance
The notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed above we would be released from the restrictive covenants under the indenture relating to the notes. The consequence to the holders of the notes is that, while they no longer benefit from the restrictive covenants under the indenture, and while the notes may not be accelerated for any reason, the holders of notes nonetheless are guaranteed to receive the principal and interest owed to them.
Form of notes
The notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the notes. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
Trustee, Collateral Agent, Paying Agent, Registrar, and Transfer Agent
U.S. Bank Trust Company, National Association

Covenants
The indenture governing the notes contains certain covenants that, among other things, limit our ability to
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incur certain additional indebtedness (as described more fully below);

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pay Dividends (as defined herein) or repurchase Capital Interests (as described more fully below); and

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merge or consolidate with another person.

The indenture governing the notes requires us to have a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) in order to:
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pay any Dividends in excess of 90% of the Company’s taxable income or purchase any shares of its outstanding Capital Interests; or

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Incur (as defined herein) any additional Senior Secured Notes (as defined herein).

These covenants are subject to a number of important exceptions, limitations, and qualifications that are described under “Description of Notes — Certain Covenants” and “Description of Notes —  Merger or Consolidation.”
Events of Default
You will have rights if an Event of Default occurs with respect to the notes.
The term “Event of Default” in respect of the notes means any of the following:
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We do not pay the principal (or premium, if any) of any note when due.

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We do not pay interest on any note when due, and such default is not cured within 30 days.

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We remain in breach of any other covenant with respect to the notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of the notes.

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The occurrence of any of the following: (a) except as permitted by the indenture governing the notes, any Security Document (as defined herein) or the Intercreditor Agreement (as defined herein) (on or after the date it is executed) ceases for any reason to be fully enforceable, in each case, on any material portion of the Collateral purported to be covered thereby; (b) except as permitted by the indenture governing the notes, any Lien purported to be granted under any Security Document on any material portion of the Collateral ceases to be a valid, enforceable and perfected Lien with the priority required by the Security Documents; or (c) we, or any person acting on behalf of us, denies or disaffirms, in any pleading in any court of competent jurisdiction, any material obligation of ours set forth in or arising under any Security Document and in the case of clauses

(a) through (c) hereof, such failure or such assertion shall be continued uncured or rescinded for a period of 30 days.
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We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

Use of Proceeds
We estimate that the net proceeds we receive from the sale of the notes will be approximately $56.9 million (or $65.6 million if the underwriters exercise their option to purchase additional notes in full), inclusive of the up to $    million one or more funds or accounts managed or advised by an affiliate of Mavik, the sole member of Terra Capital Partners, our sponsor, and/or a leading credit firm intend to invest in the offering, in each case subject to market conditions and customary approvals, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. No assurances can be given that the anchor investment will be made in the anticipated amount or at all. We expect to use the net proceeds from this offering to refinance, repurchase or repay certain existing indebtedness of ours and our subsidiaries, including a portion of our Existing Notes, and for general corporate purposes.

RISK FACTORS
Investing in the notes involves certain risks relating to our structure and investment objectives. You should carefully consider these risk factors, together with all of the other information included in this prospectus and in the documents incorporated by reference in this prospectus, before you decide whether to make an investment in the notes. The risks set forth below are not the only risks we face, and we may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. Some statements in this section constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.” You should also consider the risk factors set forth in our reports filed with the SEC and incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of the notes could decline, and you may lose all or part of your investment.
Risks Related to Our Notes
We will have broad discretion in the use of the net proceeds from the offering of the notes, and you will not have the opportunity to evaluate how we ultimately use those proceeds.
While we intend to use net proceeds from this offering to refinance, repurchase or repay certain existing indebtedness of ours and our subsidiaries, our management will have broad discretion in the application of the net proceeds from the offering of the notes, including for any of the purposes described under “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from the offering of the notes, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business.
Our indebtedness could adversely affect our financial condition and results of operations.
As of September 30, 2025, after giving effect to the issuance of $60.0 million of the notes, we would have had outstanding indebtedness consisting of senior secured notes in an aggregate principal amount of $60.0 million and secured financings, net of $149.8 million (inclusive of the notes issued in this offering). As of September 30, 2025, our secured financings consisted of a term loan, promissory notes and property mortgages.
Our level of indebtedness may adversely affect our operations and limit our growth, and we may have difficulty making debt service payments on our indebtedness as such payments become due. Our indebtedness could have significant adverse consequences to us and the holders of the notes, such as:
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limiting our ability to satisfy our financial obligations, including those relating to the notes;

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limiting our ability to make dividend payments to stockholders;

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limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

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limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;

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limiting our ability to compete with other companies who are not as leveraged, as we may be less capable of responding to adverse economic and industry conditions;

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restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

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restricting the way in which we conduct our business because of financial and operating covenants;

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covenants in the agreements governing our and our subsidiaries’ existing and future indebtedness;

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exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries’ debt instruments that could have a material adverse effect on our business, financial condition and operating results;

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exposing us to the risk that our operations and consolidated financial position will be impacted if lenders under our credit facilities fail to meet their funding commitments;

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increasing our vulnerability to a downturn in general economic conditions; and

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limiting our ability to react to changing market conditions in our industry and in our tenants’ and borrowers’ industries.

In addition to our debt service obligations, our operations may require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.
We and our subsidiaries may incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the notes.
We and our subsidiaries may be able to incur substantial indebtedness in the future. We expect to deploy moderate amounts of additional leverage as part of our operating strategy. Our governing documents contain no limit on the amount of debt we may incur, and, subject to compliance with financial covenants under our borrowings, including under the term loan, the Existing Notes and the notes, we may significantly increase the amount of leverage we utilize at any time without approval of our stockholders. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the notes. Any such incurrence of indebtedness may have similar terms to the notes issued in this offering and may share in the Collateral for the notes on a pari passu basis, subject to our compliance with the Collateral Coverage Ratio on a pro forma basis and giving effect to any such incurrence of indebtedness.
As part of our financing strategy, following the completion of this offering, we may undertake a financing, including an exchange offer in which we would offer holders of our Existing Notes the opportunity to exchange their Existing Notes for newly issued senior secured notes of ours. Any such new exchange notes or other financing may have similar terms to the notes issued in this offering and may share in the Collateral for the notes on a pari passu basis, subject to our compliance with the Collateral Coverage Ratio on a pro forma basis and giving effect to any such exchange offer issuance or financing. No assurances can be given that we will pursue an exchange offer or other financing or that if we pursue one that it will be successfully completed on these terms or at all.
Depending on market conditions, additional borrowings may include credit facilities, senior notes, repurchase agreements, additional first mortgage loans and securitizations. In addition, we may divide the loans we originate into senior and junior tranches and dispose of the more senior tranches as an additional means of providing financing to our business. To the extent that we use leverage to finance our assets, we would expect to have a larger portfolio of loan assets, but our financing costs relating to our borrowings will reduce our net income. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy such obligations. Any reduction in our ability to make principal and interest payments on our debt obligations, including the notes, may have a material adverse effect on our results of operations, financial condition and cash flows.
The notes are structurally subordinated to the existing and future liabilities of our subsidiaries that do not guarantee the notes to the extent of the assets of such non-guarantor subsidiaries.
As of the date of issuance of the notes, none of our subsidiaries will guarantee the notes. In the future, at our election, some of our subsidiaries may guarantee the notes from time to time. As a result, the notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes. Therefore, our rights and the rights of our creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities of the non-guarantor subsidiaries (which as of the date of issuance of the notes will constitute all of our subsidiaries), whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. To the extent that we may be a creditor with recognized claims against any subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Our subsidiaries may incur additional indebtedness and other liabilities.
We may in the future have additional non-guarantor subsidiaries and your ability to make a claim against such subsidiaries may also be limited.
The indenture under which the notes are issued contains limited protection for holders of the notes.
The indenture under which the notes are issued offers limited protection to holders of the notes. While the terms of the indenture contain certain restrictions on our ability to incur incremental indebtedness, the terms of the indenture and the notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the notes. In particular, the terms of the indenture and the notes do not place any restrictions on our or our subsidiaries’ ability to:
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issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the notes to the extent of the values of the assets securing such debt and (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the notes;

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sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

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enter into transactions with affiliates;

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create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

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make investments; or

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create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture does not require us to offer to purchase the notes in connection with a change of control or any other event.
We may Incur additional Senior Secured Notes if, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Collateral Coverage Ratio is not less than 1.35 to 1.00. We are not otherwise required to maintain a specified Collateral Coverage Ratio pursuant to the terms of the indenture.
Furthermore, the terms of the indenture and the notes do not protect holders of the notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes or negatively affecting the trading value of the notes.
Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the notes.

Covenants in our debt agreements, including the indenture, may restrict our operating activities and adversely affect our financial condition, operating results and cash flows.
Our debt agreements contain various financial and operating covenants, including, among other things, certain coverage ratios and limitations on our ability to incur secured and unsecured debt. These restrictive covenants and operating restrictions could have a material adverse effect on our operating results, cause us to lose our REIT status, restrict our ability to finance or securitize new originations and acquisitions, force us to liquidate collateral and negatively affect our financial condition and our ability to pay Dividends. We have received waivers of certain covenants in our debt agreements, but there can be no assurance we will receive similar waivers in the future. The breach of any of these covenants, if not cured within any applicable cure period, could result in a default, including a cross-default, and acceleration of certain of our indebtedness. Accelerating repayment and terminating the agreements will require immediate repayment by us of the borrowed funds, which may require us to liquidate assets at a disadvantageous time, causing us to incur further losses and adversely affecting our results of operations and financial condition, which may impair our ability to make principal and interest payments on our debt obligations. Any failure to make payments when due or upon acceleration could result in the foreclosure upon our assets by our lenders.
In addition, the Existing Notes Indentures each contain, and the indenture that will govern the notes will contain, financial and operating covenants, including restrictions on our ability to:
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consummate a merger, consolidation or sale of all or substantially all of our assets;

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pay Dividends or repurchase Capital Interests (as described more fully below); and

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incur additional secured and unsecured indebtedness (as described more fully below).

The indenture requires us to have a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) in order to:
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pay any Dividends in excess of 90% of our taxable income or purchase any shares of our outstanding Capital Interests; or

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incur any additional Senior Secured Notes.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict our business activities. Our ability to comply with these and other provisions of our existing debt agreements and the indentures may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of Notes.”
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on and to refinance our indebtedness, including the notes and the Existing Notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes and the Existing Notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.
We may need to refinance all or a portion of our indebtedness, including the notes and any Existing Notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
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our financial condition and market conditions at the applicable time; and

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restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes and any Existing Notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes and any Existing Notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity investments or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.
If any of our subsidiaries guarantee the notes, there are circumstances other than repayment, defeasance or discharge of the notes under which such guarantor’s obligations and liabilities under its guarantee of the notes may be automatically released without your consent or the consent of the Trustee.
The notes will not be guaranteed by any of our subsidiaries at issuance. In the future, at our election, some of our subsidiaries may guarantee the Company’s obligations under the notes from time to time, including the due and punctual payment of principal of and interest on the notes, whether at Stated Maturity (as defined herein), by declaration of acceleration, call for redemption or otherwise. Such guarantor may be automatically and unconditionally released and discharged from its guarantee obligations with respect to the notes without your consent or the consent of the Trustee:
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upon the merger, amalgamation, consolidation or division of such guarantor with and into the Company or another guarantor or upon the liquidation or winding up of such guarantor; or

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upon any direct or indirect sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the equity interests of such guarantor, after which the applicable guarantor is no longer a subsidiary or (ii) all or substantially all of the assets of such guarantor; or

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if such guarantor no longer holds any Collateral upon a release of a security interest therein in accordance with the provisions under the caption “Description of Notes — Security for the Notes —  Release of Liens.”

Upon the release of any guarantee of the notes by a guarantor, (i) holders of the notes will no longer have any claim against such guarantor, and will be creditors solely of us, and (ii) there will be a corresponding release of the security interest in the Collateral owned by such guarantor in accordance with the provisions under the caption “Description of Notes — Security for the Notes — Release of Liens.”
The issuance of the notes and the granting of the liens in respect thereof could be wholly or partially voided as preferential or a fraudulent transfer or fraudulent conveyance by a bankruptcy court.
Under the U.S. Bankruptcy Code, new security interests granted on debt with priority over previously unsecured debt, such as the Existing Notes, may potentially be avoidable as a preference under certain circumstances. If we were to become a debtor in a case under the U.S. Bankruptcy Code within 90 days after we issue the notes (or, with respect to any insiders, as defined in the U.S. Bankruptcy Code, within one year after the issuance of the notes), and the court determines that we were insolvent at the time of the issuance of the notes (for preference purposes, we would be presumed to have been insolvent on and during the 90 days immediately preceding the date of filing of any bankruptcy petition), the court could find that the issuance of the notes, or the granting of the liens in respect thereof involved a preferential transfer. If the court determined that the issuance of the notes effected a preference, then any such preferential transfer (which may include the grant of liens to secure the notes), absent any of the U.S. Bankruptcy Code’s potential defenses to avoidance, may be avoided, in whole or in part, and, to the extent avoided, the value of any consideration holders received with respect to such notes could be recovered from us or such holders and possibly from subsequent transferees.
In addition, under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, a court may avoid any transfer of an interest of a debtor in property, or any obligation incurred by a debtor, if among other things, the debtor conveyed the assets with an actual intent to hinder, delay or defraud its creditors, or the debtor received less than reasonably equivalent value or fair consideration in exchange for such transfer or obligation, and the debtor (a) was insolvent or rendered insolvent by reason of such incurrence; (b) was engaged in a business or transaction for which the debtor’s remaining assets constituted unreasonably small capital; or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts mature. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. The measures of insolvency for purposes of these fraudulent transfer or fraudulent conveyance laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer or fraudulent conveyance has occurred, such that we cannot be certain as to the standards a court would use to determine whether or not the debtor was insolvent at the relevant time. Generally, however, a debtor would be considered insolvent if (a) the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; or (b) if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or (c) it could not pay its debts as they become due.
A court may “collapse” the component steps of the restructuring into a single set of integrated transactions to determine whether the restructuring overall effected a fraudulent transfer or fraudulent conveyance. The transfers and obligations in respect of the issuance of the notes may be subject to avoidance under state fraudulent transfer or fraudulent conveyance laws or if we become the subject of a bankruptcy proceeding if a court concludes that we issued the notes, or granted the liens securing such indebtedness, for less than reasonably equivalent value or fair consideration, other elements of the statutes are satisfied, and no applicable defense exists.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and the related security interests, and require debtholders to return payments received or prevent debtholders from receiving payments.
As of the date of issuance of the notes, none of our subsidiaries will guarantee the notes. In the future, at our election, some of our subsidiaries may guarantee the notes from time to time. If we or any such guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, a court may void, subordinate or otherwise decline to enforce the notes, a guarantee may be voided, the related security interests may be voided, or claims in respect of a guarantee may be subordinated to all other debts of that guarantor. Specifically, the guarantees may be voided as fraudulent transfers or fraudulent conveyances if the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and
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was insolvent or rendered insolvent by reason of such incurrence;

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was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The court might also avoid such guarantee, without regard to the above factors, if it found that the subsidiary entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors. A court would also likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee and related security agreements if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. Specifically, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the Guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration and a court could void the obligations under the guarantees (and the related security interests), subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

The measures of insolvency for purposes of these fraudulent transfer or fraudulent conveyance laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer or fraudulent conveyance has occurred, such that we cannot be certain as to the standards a court would use to determine whether or not we or any guarantor were insolvent at the relevant time, or, regardless of the standard that a court uses, that it would not determine that we or a guarantor was indeed insolvent on that date; that any payments to the holders of the notes (including under the guarantees) did not constitute preferences, fraudulent transfers or conveyances on other grounds; or that the issuance of the notes and the related guarantees would not be subordinated to our or any guarantor’s other debt. Generally, however, a guarantor would be considered insolvent if:
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the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets;

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if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

Each guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer or fraudulent conveyance. This provision may not be effective as a legal matter to protect the guarantees from being voided under fraudulent transfer or fraudulent conveyance law, or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless.
In addition, any payment by us pursuant to the notes or by a guarantor under a guarantee made at a time we or such guarantor was found to be insolvent could be voided and required to be returned to us or such guarantor or to a fund for the benefit of our or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outsider party more than such creditors would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 liquidation. We cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. Sufficient funds to repay the notes may not be available from other sources, including us or the remaining guarantors, if any. If a court avoided such guarantee or the related security interest, we would no longer have a claim against such subsidiary or the Collateral granted by such subsidiary to secure its guarantee. In addition, the court might direct you to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the related indebtedness from another subsidiary or from any other source.
Failure to hedge effectively against interest rate changes may adversely affect our results of operations and our ability to meet our debt service obligations, including payments on the notes.
As of September 30, 2025, we had $60.2 million of variable interest rate debt outstanding. We may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements. However, hedging arrangements involve risk, including the risk that counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that these arrangements may result in higher interest rates than we would otherwise have. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and our ability to meet our debt service obligations, including payments on the notes.
In addition, the REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate and currency risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges an instrument described in clause (A) or (B) for a period following the extinguishment of the liability or the disposition of the asset that was previously hedged by the hedged instrument, and (ii) such instrument is properly identified under the applicable Treasury Regulations.
As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of our hedging activities because a TRS would be subject to corporate tax on its income. Moreover, the limits on our use of hedging techniques could expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS would generally not provide any tax benefit to us since such losses may not be used to offset our taxable income, although such losses may be carried forward to offset future taxable income of the TRS.
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if market interest rates increase, the market value of the notes may decline. We cannot predict the future level of market interest rates.
There is no existing trading market for the notes, and, even if the NYSE approves the listing of the notes, an active trading market for the notes may not develop, which could limit your ability to sell the notes or the market price of the notes.
The notes will be a new issue of debt securities for which there initially will not be a trading market. We intend to list the notes on the NYSE within 30 days of the original issue date under the symbol “TPTS.” However, there is no assurance that the notes will be approved for listing on the NYSE.
Moreover, even if the listing of the notes is approved, we cannot provide any assurances that an active trading market will develop or be maintained for the notes or that you will be able to sell your notes. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, if any, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time at their sole discretion.
Accordingly, we cannot assure you that the notes will be approved for listing on the NYSE, that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.
We may choose to redeem the notes when prevailing interest rates are relatively low.
On or after March 30, 2028, we may choose to redeem the notes from time to time, especially when prevailing interests rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell the notes as the optional redemption date or period approaches.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.
Any default under the agreements governing our indebtedness that is not waived by the required lenders and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness, including the notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the other debt we may incur in the future could elect to terminate its commitment, cease making further loans and institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. In addition, any such default may constitute a default under the notes, which could further limit our ability to repay our debt, including the notes. If our operating performance declines, we may in the future need to seek to obtain waivers from the lender under the other debt that we may incur in the future to avoid being in default. If we breach our covenants under the other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the other debt, the lender could exercise its rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt.
We may be unable to invest a significant portion of the net proceeds from this offering, which could harm our financial condition and operating results.
Pending investment, the net proceeds of our offering may be invested in permitted temporary investments, which include interest-bearing short-term money market accounts, securities and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available for principal and interest payments on the notes, has fluctuated in recent years and most likely will be less than the return obtainable from our target investments. Therefore, delays we encounter in the selection, due diligence and acquisition or origination of investments could harm our financial condition and operating results.
The rating of the notes may be lower rating than anticipated.
Any credit rating of the notes will primarily reflect the assessment of rating organizations of our financial strength and our ability to pay our debts when due, and will change in accordance with our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. Though the notes may receive a higher rating as compared with the Existing Notes due to the security interests in the Collateral that will secure our obligations under the notes, the ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or value of, the notes. Actual or anticipated changes or downgrades in our credit rating, including any announcement that our rating is under further review for a downgrade, could affect the market value of the notes, increase our corporate borrowing costs and limit availability of capital.
Risks Related to the Collateral Securing the Notes
It may be difficult to realize the value of the Collateral securing the notes.
No appraisal of the value of the Collateral securing the notes has been made in connection with the offering and the value of the Collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value, particularly given that the Collateral consists of, among other things, pledges over capital stock. Consequently, liquidating the Collateral securing the notes may not produce proceeds in an amount sufficient to pay all or any amounts due on the notes. These risks may not be exacerbated in a distressed situation.
The fair market value of the Collateral securing the notes is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In the event of a foreclosure, liquidation, reorganization, bankruptcy or other insolvency proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the notes. In addition, in the event of any such proceeding, the ability of the holders of the notes to realize upon any of the Collateral may be subject to bankruptcy and insolvency law limitations. See “Description of Notes — Security for the Notes.”
The indenture will permit us, subject to compliance with certain financial tests, to issue additional secured debt, including debt secured equally and ratably by the same assets pledged for the benefit of the holders of the notes. Moreover, the indenture will also allow us, subject to compliance with the covenants therein, to sell the assets held by the Company, which is not Collateral securing the notes, without repaying the notes with the proceeds thereof. In either case, this would reduce amounts payable to holders of the notes from the proceeds of any sale of the Collateral.
The security interest of the Collateral Agent is subject to practical problems generally associated with the realization of security interests in collateral. For example, the Collateral Agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. The Collateral Agent may not be able to obtain any such consent. Also, the consents of any third parties may not necessarily be given when required to facilitate a foreclosure or realization on such assets. Accordingly, the Collateral Agent may not have the ability to foreclose or realize upon those assets and the value of the Collateral may significantly decrease.
The Collateral securing the notes may be diluted under certain circumstances.
The Collateral that will secure the notes may also secure additional senior indebtedness, including additional note offerings, that we incur in the future, subject to restrictions on our ability to incur debt and liens under the indenture. Your rights to the Collateral would be diluted by any increase in the indebtedness secured by the Collateral on a pari passu or priority basis.
As part of our financing strategy, following the completion of this offering, we may undertake a financing, including an exchange offer in which we would offer holders of our Existing Notes the opportunity to exchange their Existing Notes for newly issued senior secured notes of ours. Any such new exchange notes or other financing may have similar terms to the notes issued in this offering and may share in the Collateral for the notes on a pari passu basis, subject to our compliance with the Collateral Coverage Ratio on a pro forma basis and giving effect to any such exchange offer issuance or financing. No assurances can be given that we will pursue an exchange offer or other financing or that if we pursue one that it will be successfully completed on these terms or at all.
Following the commencement of any bankruptcy, insolvency or restructuring case of the Company, solely as among the holders of Pari Passu Obligations and solely for purposes of the waterfall provisions of the Intercreditor Agreement and not any other documents governing such Pari Passu Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of post-petition interest, fees, and expenses on such Pari Passu Obligations secured by a valid and perfected security interest in such Shared Collateral to be allowed under Sections 506(a) and (b) of the U.S. Bankruptcy Code or any other applicable provision of the U.S. Bankruptcy Code or other applicable debtor relief law in such insolvency or liquidation proceeding, the amount of Pari Passu Obligations of each Series of Pari Passu Obligations shall include only the maximum amount of post-petition interest, fees, and expenses on Pari Passu Obligations secured by a valid and perfected security interest in such Shared Collateral allowable under Sections 506(a) and (b) of the U.S. Bankruptcy Code or any other applicable provision of the U.S. Bankruptcy Code or other applicable debtor relief law in such insolvency or liquidation proceeding, and after discharge of all Pari Passu Obligations, to the Company or its successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
In addition, under the Intercreditor Agreement, the Applicable Collateral Agent (as defined in the Intercreditor Agreement) will initially be the representative of the Series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Pari Passu Obligations which have an equal outstanding principal amount, the Series of Pari Passu Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the Collateral securing the notes. There are also certain other assets that are also excluded from the Collateral.
The Collateral securing the notes may also be subject to liens permitted under the terms of the indenture, whether arising on or after the date the notes are issued. The existence of any permitted liens could materially adversely affect the value of the Collateral that could be realized by the holders of the notes as well as the ability of the Collateral Agent to realize or foreclose on such Collateral. In addition, the Collateral will exclude certain “excluded property,” and the value of such excluded property could be material.
Lien searches may not reveal all existing liens on the Collateral.
We cannot guarantee that the lien searches conducted on the Collateral securing the notes will reveal all existing liens on such Collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the notes and could have an adverse effect on the ability of the Collateral Agent to realize or foreclose upon such Collateral. Certain statutory priority liens may also exist that cannot be discovered by lien searches.
Security interests over certain Collateral may not be in place by the issue date of the notes or may not be perfected by the issue date of the notes. Creation or perfection of such security interests after the issue date of the notes increases the risk that the liens granted by those security interests could be avoided.
Certain security interests in favor of the Collateral Agent may not be in place or perfected as of the issue date of the notes. To the extent any liens on or security interest in the Collateral securing the notes are not perfected on or prior to such date, we will use our commercially reasonable efforts to have all such security interests perfected, to the extent required by the indenture and the Security Documents, within a period of time to be agreed between the Company and the Collateral Agent. Under U.S. bankruptcy law, to the extent a security interest in certain Collateral is granted or perfected after the date which is 30 days following the date this offering closes, that security interest would remain at risk of being voided as a preferential transfer by the pledgor (as debtor in possession) or by its trustee in bankruptcy if we were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, a longer period).
Your rights in the Collateral may be adversely affected by the failure to perfect security interests in Collateral.
Applicable law provides that a security interest in certain tangible and intangible assets can be properly perfected and its priority retained only through certain actions undertaken by the secured party. There can be no assurance that the Collateral Agent on behalf of the holders of the notes, as applicable, has taken all actions necessary to create properly perfected security interests in the Collateral securing the notes. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We have limited obligations to perfect the Collateral Agent’s security interest in specified Collateral. There can be no assurance that the Collateral Agent will monitor the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. The Collateral Agent does not have any obligation to monitor the acquisition of additional property or rights that constitute Collateral or to monitor or continue the perfection of any security interest. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the notes against third parties. Even if the Collateral Agent does properly perfect liens on Collateral acquired in the future, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “— Federal and state statutes allow courts, under specific circumstances, to void guarantees and the related security interests, and require debtholders to return payments received or prevent debtholders from receiving payments.”

There are circumstances, other than repayment, defeasance or discharge of the notes, under which the Collateral securing the notes and any future guarantees will be released automatically, without your consent or the consent of the Trustee or Collateral Agent.
Subject to applicable law, the indenture and the Security Documents provide that the liens on the Collateral securing the notes and any future guarantees will automatically and without the need for any further action by any person be released:
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in whole upon:

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payment in full of the principal of, together with accrued and unpaid interest, if any, on the notes and all other obligations under the indenture, any future guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, if any, are paid;

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satisfaction and discharge of the indenture as set forth below under “Description of Notes —  Satisfaction and Discharge”; or

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a legal defeasance or covenant defeasance of the indenture as set forth below under “Description of Notes — Defeasance”;

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in part, as to any property that (a) is sold, transferred, leased or otherwise disposed of by the Company or any future guarantors in a transaction not prohibited by the indenture at the time of such sale, transfer or disposition, including, without limitation, as a result of a transaction of the type permitted under “Description of Notes — Merger or Consolidations” or (b) is owned or at any time acquired by any future guarantor that has been released from its guarantee in accordance with the indenture, concurrently with the release of such guarantee;

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in part, if (1) no event of default shall have occurred and be continuing, and (2) the Collateral Coverage Ratio after giving effect to such release (and, if applicable, to the substantially concurrent grant of a security interest in Additional Collateral) is at least 1.35 to 1.00 and certain other requirements are met as further described under “Description of Notes — Security for the Notes —  Release of Liens”; and

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in part, in accordance with the applicable provisions of the Security Documents and the indenture.

As a result, we cannot assure holders of the notes that the notes will continue to be secured by this group of our assets. Moreover, the indenture will also allow us, subject to compliance with the covenants therein, to sell the assets held by us and any of our subsidiaries, which is not Collateral securing the notes, without repaying the notes with the proceeds thereof. In addition, any future guarantee of a guarantor will be automatically released in connection with a sale of that guarantor, if the transaction is in accordance with the indenture.
The Collateral is subject to casualty risks.
Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. We cannot assure you that any insurance proceeds received by us upon the total or partial loss of the pledged Collateral will be sufficient to satisfy all of our secured obligations, including the notes.
In the event of a total or partial loss to any of the pledged Collateral or any of the assets of the Company or any of its subsidiaries, such assets may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to replace such items could cause significant delays.
If we become the subject of a bankruptcy proceeding, bankruptcy laws may limit your ability to realize value from the Collateral.
The right of the Collateral Agent to foreclose upon, repossess, and dispose of the Collateral upon the occurrence of an event of default under the indenture is likely to be significantly impaired (or at a minimum delayed) by the U.S. Bankruptcy Code if a bankruptcy case were to be commenced by or against us before the Collateral Agent repossessed and disposed of the Collateral. Upon the commencement of a case under the U.S. Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from such debtor, without prior bankruptcy court approval, which may not be given under the circumstances. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and use cash and other collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional or replacement security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.
In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:
•
whether or when payments under the notes could be made following the commencement of a bankruptcy case, or the length of any delay in making such payments;

•
whether or when the Collateral Agent could or would repossess or dispose of the Collateral;

•
the value of the Collateral at the time of the bankruptcy petition; or

•
whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Any disposition of the Collateral during a bankruptcy case would also require permission from the bankruptcy court (which may not be given under the circumstances). Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on debt which is to be paid first out of the proceeds of the Collateral, the holders of the notes would hold a secured claim only to the extent of the value of the Collateral to which the holders thereof are entitled and unsecured claims with respect to any shortfall. The U.S. Bankruptcy Code only permits the payment and accrual of post-petition interest, costs, expenses, and attorneys’ fees or “adequate protection” to a secured creditor during a debtor’s bankruptcy case to the extent the value of its Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.
In the event of a bankruptcy, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the Collateral.
In any bankruptcy proceeding with respect to us, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the Collateral with respect to the notes on the date of the bankruptcy filing was less than the then current principal amount of the notes. Upon a finding by the bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to such notes would be bifurcated between a secured claim and an unsecured claim. The unsecured claims would not be entitled to the benefits of security in the Collateral. In such event, the secured claims of the holders of the notes would be limited to the value of the Collateral.
The consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the holders of the notes to receive post-petition interest, fees, or expenses and a lack of entitlement on the part of the unsecured portion of such notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.
The security over the Collateral will not be granted directly to the holders of the notes.
The security interests in the Collateral that will secure our obligations under the notes will not be granted directly to the holders of such indebtedness but will be granted only in favor of the Collateral

Agent on behalf of the holders of the notes. As a consequence, the holders of the notes will not be entitled to take enforcement action in respect of the Collateral, except through the Collateral Agent.
We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes.
Subject to the terms of the indenture, the Security Documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral securing the notes and any future guarantees and the underlying assets held by any guarantors. For example, so long as no default or event of default under the indenture would result therefrom, we may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to Collateral and underlying assets held by any guarantors, such as selling, factoring, abandoning or otherwise disposing of Collateral and such underlying assets and making ordinary course cash payments (including repayments of indebtedness).
The Collateral securing the notes will consist of Capital Interests held by the Company in certain of its direct subsidiaries.
The Collateral securing the notes will initially consist solely of Capital Interests held by the Company in certain of its direct subsidiaries. The holders of the notes will not benefit from any liens granted on any other assets held by the Company (other than such Capital Interests). Moreover, the holders of the notes will not benefit from any liens granted by any of such direct subsidiaries of the Company in their respective assets. The indenture does not limit the ability of such direct subsidiaries from incurring indebtedness, incurring liens, selling assets or entering into a merger or consolidation. Depending on the actions taken by such direct subsidiaries, the value of the Capital Interests in such direct subsidiaries of the Company may diminish and such diminution may be significant.

USE OF PROCEEDS
We estimate that the net proceeds that we will receive from this offering will be approximately $56.9 million (or $65.6 million if the underwriters exercise their option to purchase additional notes in full), inclusive of the up to $       million one or more funds or accounts managed or advised by an affiliate of Mavik, the sole member of Terra Capital Partners, our sponsor, and/or a leading credit firm intend to invest in the offering, in each case subject to market conditions and customary approvals, after deducting fees paid to the underwriters and estimated offering expenses payable by us. No assurances can be given that the anchor investment will be made in the anticipated amount or at all.
We expect to use the net proceeds from this offering to refinance, repurchase or repay certain existing indebtedness of ours and our subsidiaries, including a portion of our 6.00% Senior Notes due June 30, 2026 and the 7.00% Senior Notes due March 31, 2026 of Terra LLC, and for general corporate purposes.
Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our election to be taxed as a REIT. Our ability to achieve our investment objectives may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest-bearing deposits or other short-term instruments.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2025, on an actual basis and as adjusted to give effect to the sale of $60.0 million aggregate principal amount of the notes, after deducting the underwriting discounts and commissions payable by us, and application of the net proceeds as discussed in more detail under “Use of Proceeds,” assuming no exercise by the underwriters of their option to purchase additional notes. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto, each of which is included in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025, and is incorporated by reference in this prospectus.
(Unaudited)	As of September 30, 2025
	Actual	As Adjusted
Cash and cash equivalents
Cash and cash equivalents	$17,361,610	$75,477,610
Restricted cash	1,191,757	1,191,757
Total cash and cash equivalents	$18,553,367	$76,669,367
Debt
Unsecured notes payable, net	$122,098,986	$122,098,986
Secured financing agreements, net	89,794,186	89,794,186
Obligations under participation agreements	18,177,137	18,177,137
Notes offered hereby	—	60,000,000
Total Debt	$230,070,309	$290,070,309
Stockholders’ equity
Preferred Stock, $0.01 par value, 50,000,000 shares authorized and none issued	$—	$—
Class A Common Stock, $0.01 par value, 450,000,000 shares authorized and no shares issued	—	—
Class B Common Stock, $0.01 par value, 450,000,000 shares authorized and 24,339,383 shares issued and outstanding as of September 30, 2025	243,394	243,394
Additional paid- in capital	444,492,266	444,492,266
Accumulated deficit	(285,316,276)	(285,316,276)
Accumulated other comprehensive income (loss)	302,451	302,451
Total Equity	$159,721,835	$159,721,835
Total Capitalization	$389,792,144	$449,792,144

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES AND MARKET RISK
The following is a discussion of certain of our investment, financing, and other policies. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.
Certain Activities
If our board of directors determines that additional funding is required, we may raise such funds through additional public and private offerings of common and preferred equity or debt securities or the retention of cash flow (subject to the distribution requirements applicable to REITs and our desire to minimize our U.S. federal income tax obligations) or a combination of these methods. In the event that our board of directors determines to raise additional equity or debt capital, it has the authority, without stockholder approval, to cause us to issue additional shares of common stock, shares of preferred stock or debt securities in any manner and on such terms and for such consideration as it deems appropriate, at any time, and has similarly broad authority to incur debt.
In addition, we may finance our investments using the various sources of financing discussed above under “Prospectus Summary — Our Financing Strategy.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.
We may offer equity or debt securities in exchange for property and may repurchase or otherwise reacquire shares of our common stock. Subject to the requirements for qualification as a REIT, we may in the future invest in debt securities of other REITs, other entities engaged in real estate-related activities or securities of other issuers, including for the purpose of exercising control over these entities. We do not intend that our investments in securities will require us to register as an investment company under the 1940 Act, and we would intend to divest such securities before any such registration would be required.
We engage in the purchase and sale of investments. Consistent with our investment guidelines, we may in the future make loans to third parties in the ordinary course of business for investment purposes and may underwrite securities of other issuers. For a discussion of our investment strategy, our targeted assets and investment guidelines, see, “Prospectus Summary — Our Investment Strategy” and “Prospectus Summary —  Investment Guidelines.”
Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.
Interested Director Transactions
Pursuant to the Maryland General Corporation Law (the “MGCL”), a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely because of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved, or ratified or the counting of the director’s vote in favor thereof, if:
•
the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board of directors, and our board of directors or such committee authorizes, approves, or ratifies the contract or transaction by a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•
the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

•
the contract or transaction is fair and reasonable to us.

Our board of directors recognizes that transactions with related parties present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our board of directors has adopted written policies and procedures on transactions with related parties (the “Related Party Transaction Policy”) that is in conformity with the requirements for NYSE-listed companies. The Related Party Transaction Policy covers transactions or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) with any (a) person who is an executive officer, director or director nominee, (b) person who is the beneficial owner of more than 5% of any class of our voting securities, or (c) immediate family members of any of the foregoing, where (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we are a participant, and (3) any related party has or will have a direct or indirect material interest.
Pursuant to the Related Party Transaction Policy, our board of directors or a committee appointed by our board of directors consisting solely of disinterested directors will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction, (ii) the available alternatives to the transaction, (iii) whether the transaction is on terms comparable to those available to or from third parties, (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and (v) the overall fairness of the transaction to us.
Reporting Policies
We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we are required to file annual and periodic reports and other information, including audited financial statements, with the SEC.

DESCRIPTION OF OTHER INDEBTEDNESS
The following is a description of our indebtedness which is outstanding as of September 30, 2025. The following descriptions do not purport to be complete and are qualified in their entirety by reference to their respective governing documents.
Existing Notes
As of September 30, 2025, we had $123.5 million in aggregate principal amount of the Existing Notes outstanding, consisting of $85.1 million in aggregate principal amount of the Company Notes and $38.4 million in aggregate principal amount of the Terra LLC Notes. The Company Notes were issued in a registered public offering and are governed by an indenture with U.S. Bank Trust Company, National Association, as trustee. The Terra LLC Notes were originally issued by Terra Fund 6 in a registered public offering. In connection with the BDC Merger, Terra Fund 6 merged with and into Terra LLC, with Terra LLC continuing as the surviving entity of the BDC Merger and as our wholly owned subsidiary. On the BDC Merger Closing Date and pursuant to the Merger Agreement, Terra LLC assumed the payment of the Terra LLC Notes and the performance of every covenant of the Terra LLC Notes Indenture to be performed or observed by Terra Fund 6. Interest on the Existing Notes is payable quarterly in arrears, and the notes are redeemable in whole or in part at our option at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest. The Company Notes and the Terra LLC Notes are our unsecured obligations and will mature on June 30, 2026, and March 31, 2026, respectively.
Secured Financings
Our secured financings consisted of a term loan, promissory notes and property mortgages. For the three and nine months ended September 30, 2025 as compared to the three and nine months ended September 30, 2024, interest expense on secured financings decreased by $2.8 million and $8.6 million, respectively, as a result of a decrease in the weighted average principal amount outstanding.
Repurchase Agreement
We have previously entered into a master repurchase agreement with Goldman Sachs Bank. The facility was used to finance our senior loan investments. In June 2025, the outstanding balance of the Goldman Sachs Bank Facility was repaid in full and the facility was terminated.
Revolving Line of Credit
Our revolving line of credit with outstanding principal balance of $11.1 million matured on June 30, 2025. The outstanding balance was repaid in full on July 1, 2025.
Term Loan
In December 2024, through a series of transactions, our wholly owned subsidiary issued a $10.0 million term loan payable to an entity in which we have an equity investment in exchange for the satisfaction of the remaining funding commitment of the Company to that entity. The loan was interest-free until June 30, 2025, after which interest is charged at a fixed rate of 9.0% per annum. The term loan payable is collateralized by our equity interest in RESOF and we serve as a guarantor under the loan. Under the terms of the loan agreement, we are required to maintain certain loan-to-value ratio and investment rating. Additionally, our interest in RESOF is only available to pay the debt under the term loan and not available to pay the debt under any other financing arrangements.
Promissory Note Payables
As of September 30, 2025, we had promissory notes payables of $28.9 million to two lenders on asset level financing with collateral value of $62.9 million. On November 7, 2025, our loan position on a multifamily building was refinanced by the borrower, resulting in proceeds of $39.0 million. These proceeds were used to repay the full outstanding balance of the promissory notes.

Secured Borrowings
As of September 30, 2025, we had secured borrowings of $31.3 million with collateral value of $62.7 million. Such secured borrowings are priced at Term SOFR + 5% (with a combined floor rate ranging from 9.32% to 9.85%) and mature between November 2026 and June 2027.
Property Mortgages
As of September 30, 2025, we had fixed rate property mortgages of $20.7 million outstanding with an interest rate of 6.25%. Such property mortgages mature in June 2028 and are secured by a five-property portfolio of industrial assets with collateral value of $47.6 million.
Participation Agreements
We have entered into participation agreements whereby we transferred a portion of certain of our loans on a pari passu basis to related parties, primarily other affiliated funds managed by our Manager or its affiliates, and to a lesser extent, unrelated parties.
As of September 30, 2025, the principal balance of our participation obligation was $18.0 million, which was a participation obligation to a related-party managed by the Manager. As of September 30, 2025, the outstanding balance on the underlying investment was $21.4 million.
The loans that are subject to participation agreements are held in our name, but each of the participant’s rights and obligations, including with respect to interest income and other income (e.g., exit fee, prepayment income) and related fees/expenses (e.g., disposition fees, asset management and asset servicing fees), are based upon their respective pro rata participation interest in such participated investments, as specified in the respective participation agreements. We do not have direct liability to a participant with respect to the underlying loan and the participants’ share of the investments is repayable only from the proceeds received from the related borrower/issuer of the investments and, therefore, the participants also are subject to credit risk (i.e., risk of default by the underlying borrower/issuer).
Pursuant to the participation agreement with these entities, we receive and allocate the interest income and other related investment income to the participants based on their respective pro rata participation interest. The affiliated fund participant pays related expenses also based on their respective pro rata participation interest (i.e., asset management and asset servicing fees, disposition fees) directly to our Manager, as per the terms of each respective affiliate’s management agreement.
Other than for U.S. federal income tax purposes, our loan participations do not qualify for sale treatment. As such, the investments remain on our combined consolidated balance sheets and the proceeds are recorded as obligations under participation agreements. Similarly, interest earned on the entire loan balance is recorded within “Interest income” and the interest related to the participation interest is recorded within “Interest expense from obligations under participation agreements” in the consolidated statements of operations.

DESCRIPTION OF NOTES
The following description summarizes key terms of the notes, the indenture, the Security Documents and the form of Intercreditor Agreement, each referred to below. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms of the notes, the indenture, the Security Documents and the form of Intercreditor Agreement, which are incorporated herein by reference. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Incorporation by Reference” in this prospectus.
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the Indenture, the Security Documents and the form of Intercreditor Agreement, as applicable. As used in this “Description of Notes,” references to the “Company,” refer only to Terra Property Trust, Inc. and not to its subsidiaries and references to “we,” “our” or “us” refer to the Company and its subsidiaries, unless otherwise expressly stated or the context otherwise requires. Unless the context requires otherwise, references to “dollars” mean U.S. dollars. Capitalized terms used in this “Description of Notes,” have the meaning set forth below in “— Definitions” in this prospectus.
General
The notes will be issued pursuant to an indenture, to be dated as of            , 2026 (the “Issue Date”), among the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee and as collateral agent (the “indenture”). The terms of the notes, the indenture, the Security Documents and the form of Intercreditor Agreement include those provisions contained in the notes, the indenture, the Security Documents and the form of Intercreditor Agreement and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of the notes are referred to the notes, the indenture, the Security Documents and the form of Intercreditor Agreement and the Trust Indenture Act for a statement thereof.
You may request copies of the indenture, the Security Documents, the form of Intercreditor Agreement and the form of notes from us. The notes will be issued only in fully registered, book-entry form, in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof, except under the limited circumstances described below under “— Book-Entry, Delivery and Form” in this prospectus. The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.
If any interest payment date, stated maturity date or redemption date is not a Business Day, the payment otherwise required to be made on such date will be made on the next Business Day without any additional payment as a result of such delay. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day. The term “Business Day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.
The offering of the notes will be for $60.0 million in aggregate principal amount of       % Senior Secured Notes due 2029. The Company may issue additional notes (the “additional notes”) from time to time after the Issue Date under the indenture having identical terms and conditions to the notes, subject to no Event of Default (as defined below) having occurred pursuant to the terms of the notes and maintaining compliance with the Collateral Coverage Ratio on a pro forma basis and giving effect to any such issuance. The notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes of the indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. If any additional notes are not fungible with any other notes for United States federal income tax purposes, or if the Company otherwise determines that any additional notes should be differentiated from any other notes, such additional notes will have a separate CUSIP number, provided that, for the avoidance of doubt, such additional notes will still constitute a single series with all other notes issued under the indenture for all purposes. Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of Notes” include any additional notes that are actually issued.

The notes will mature on March 30, 2029. The principal payable at the Stated Maturity will be 100% of the aggregate principal amount. The interest rate of the notes is       % per year from and including the Issue Date and will be paid on the last day of every month, beginning February 28, 2026, and the regular record dates for interest payments will be the 15th of each month (whether or not a Business Day), as the case may be, next preceding such interest payment date. The initial interest period will be the period from and including the Issue Date, to, but excluding, February 28, 2026, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the Stated Maturity, as the case may be.
The notes will be issued in denominations of $25.00 and integral multiples of $25.00 in excess thereof. The notes will not be subject to any mandatory redemption or sinking fund and holders of the notes will not have the option to have the notes repaid prior to the Stated Maturity.
Except as described under the captions “— Events of Default,” “— Certain Covenants,” and “— Merger or Consolidation” in this Description of Notes, the indenture does not contain any provisions that give you protection in the event the Company issues a large amount of debt or the Company is acquired by another entity.
We have the ability to issue debt securities with terms different from the notes and, without the consent of the holders thereof, to reopen the notes and issue additional notes.
Ranking
Ranking of the Notes
The notes will be:
•
senior secured obligations of the Company to the extent of the value of the Collateral securing the notes;

•
pari passu in right of payment with all existing and future unsubordinated Debt of the Company that is not expressly subordinated in right of payment to the notes;

•
senior in right of payment to any existing and future Debt of the Company that is expressly subordinated in right of payment to the notes;

•
effectively senior to the Company’s existing and future Debt that is unsecured or that is secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the notes;

•
effectively subordinated to all existing and future Debt, guarantees and other liabilities (including trade payables) of the Company that are secured by Liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets securing such Debt and other liabilities; and

•
structurally subordinated to all existing and future Debt and other liabilities (including trade payables) of any existing and future subsidiaries of the Company.

Claims of creditors of subsidiaries, including trade creditors, secured creditors and creditors holding Debt and guarantees issued by those subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes.
The Company’s subsidiaries are separate and distinct legal entities and, except in the case of the Company’s subsidiaries that are guarantors of the notes, have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available to the Company for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, the Company may be unable to gain access to the cash flow or assets of the Company’s subsidiaries. Furthermore, the Company guarantees many of the obligations of certain of its subsidiaries and such guarantees may require the Company to provide substantial funds or assets to such subsidiaries or their creditors at a time when the Company needs liquidity to fund its own obligations, such as the notes. In addition, the notes will be effectively subordinated in right of payment to all existing and future Debt, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries.
As of September 30, 2025, after giving effect to the issuance of notes, we would have had outstanding indebtedness consisting of senior secured notes in an aggregate principal amount of $60.0 million and secured financings, net of $149.8 million (inclusive of the notes issued in this offering). As of September 30, 2025, our secured financings consisted of a term loan, promissory notes and property mortgages.
Security for the Notes
General
Subject to certain exceptions, the notes will be secured by perfected Liens granted by the Company on Capital Interests held by the Company from time to time in certain of its direct subsidiaries.
By its acceptance of notes, each holder will be deemed to have consented to the terms of the Security Documents (including the form of Intercreditor Agreement) and to have authorized and directed the Trustee and the Collateral Agent to execute, deliver and perform each of the Security Documents to which it is a party, binding the holders to the terms thereof.
In the Security Documents, the Company, subject to certain exceptions described below or as set forth in the Security Documents, will initially grant Liens, on the Issue Date, in the following (collectively with any Additional Collateral a Lien is granted on from time to time by the Company, the “Collateral”):

(a)
the Capital Interests in (i) Boundary Pref LLC, (ii) Howell Lendco LLC, (iii) Maspen MS I LLC, (iv) Royaltree Lendco, LLC, (v) Terra 370 Lex, LLC, (vi) Terra Driggs, LLC, (vii) Terra Walnut Development, LLC, (viii) Vaspen MS I LLC, (ix) XS Maple LLC, (x) Terra Industrial LLC, (xi) MCM Maxx, LLC, (xii) Terra Mortgage Portfolio I, LLC, (xiii) Terra Mortgage Portfolio II, LLC, (xiv) Fund Financing, LLC, (xv) TPT Special Subsidiary, LLC, (xvi) University Park Lendco, LLC, (xvii) Peachtree Lendco LLC and (xviii) Wonder held by the Company; and

(b)
all proceeds of any of the foregoing.

As of September 30, 2025, the balance sheet book value of the Collateral was approximately $195.1 million. There is potentially an additional $30.1 million in balance sheet book value of Collateral that we anticipate will be available subject to receipt of third-party consents which, if obtained, would increase the total balance sheet book value of the Collateral to approximately $225.2 million. As set out in more detail below, subject to certain exceptions, upon an enforcement event, insolvency or liquidation proceeding, proceeds from the Collateral will be applied to satisfy the Notes Obligations and other Pari Passu Obligations on a ratable basis. In addition, the indenture will permit the Company to create additional Liens under specified circumstances.
The Collateral, subject to certain exceptions, will be pledged to the Collateral Agent, for its benefit and the benefit of the Trustee and the holders. The indenture will permit the Company to substitute Additional Collateral for existing Collateral after the date of issuance of the notes provided that the Company maintains a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the release of such existing Collateral and substitution of Additional Collateral had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available). The Company is not otherwise required to maintain a specified Collateral Coverage ratio pursuant to the terms of the indenture governing the Notes.
To the extent that Liens, rights or easements granted to third parties encumber assets located on property owned by the Company, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, the Trustee or the holders to realize or foreclose on Collateral.

Perfection
The Lien granted on the Collateral on the Issue Date will be perfected through the filing by the Company of UCC-1 financing statements in any applicable jurisdiction as required by the UCC. In addition, to the extent any Collateral is evidenced by instruments or certificated securities (as defined in the applicable UCC), the Company shall cause such instruments to be delivered to the Collateral Agent within 60 days after the Issue Date, or as to any Additional Collateral, within 60 days after the grant of a security interest in such Additional Collateral.
Certain Bankruptcy and Insolvency Limitations
The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default as described under “— Events of Default” below would be significantly impaired by, or at a minimum delayed by, U.S. bankruptcy law in the event that a U.S. bankruptcy case were to be commenced by or against the Company prior to the Collateral Agent’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the U.S. Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without prior bankruptcy court approval (which may not be given under the circumstances).
In view of the broad equitable powers of a U.S. bankruptcy court and the lack of a precise definition of the term “adequate protection”, it is impossible to predict whether or when payments under the notes could be made following the commencement of a bankruptcy case (or the length of any delay in making such payments), whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral.
Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes (after taking into account all other obligations secured thereby on a pari passu or senior basis), the holders would hold secured claims only to the extent of the value of the Collateral to which the holders are entitled (after taking into account all other claims secured thereby on a pari passu or senior basis), and unsecured claims with respect to any shortfall. Title 11 of the U.S. Bankruptcy Code permits the payment and/or accrual of post-petition interest, costs, expenses and fees to a secured creditor during a debtor’s bankruptcy case only to the extent the value of such creditor’s interest in the collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral on a pari passu or senior basis.
Release of Liens
The indenture and the Security Documents (including the form of Intercreditor Agreement) will entitle the Company to the release of property and other assets included in the Collateral from the Liens securing the notes under any one or more of the following circumstances: (a) in whole, upon a satisfaction and discharge of the indenture, a legal defeasance or a covenant defeasance of the notes as set forth below under “— Satisfaction and Discharge” and “— Defeasance”, (b) in whole or in part, with the consent of the requisite holders in accordance with the provisions described under “— Amendment, Supplement or Waiver”, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes, (c) as provided in the Intercreditor Agreement, and (d) if (1) no Event of Default shall have occurred and be continuing, and (2) the Collateral Coverage Ratio after giving effect to such release (and, if applicable, to the substantially concurrent grant of a security interest in Additional Collateral) is at least 1.35 to 1.00. The Company shall be entitled to substitute Additional Collateral for existing Collateral after the date of issuance of the notes provided that the Company maintains a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the release of such existing Collateral and substitution of Additional Collateral had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available). In addition, at any time after the Issue Date, the Company may designate Additional Collateral to secure the notes (and if applicable, cause a subsidiary to become a guarantor).

Form of Intercreditor Agreement
In the event the Company Incurs additional Series of Pari Passu Obligations in the future as permitted by the terms of the indenture, secured by the Shared Collateral on a pari passu basis with the holders of the notes, following the issue date, the Company and the Collateral Agent will, upon the Trustee and the Collateral Agent being provided with an Officer’s Certificate and opinion of counsel to their satisfaction, enter into the Intercreditor Agreement with respect to the Shared Collateral, which Intercreditor Agreement may be amended from time to time without the consent of the holders of the notes to add additional creditors holding Pari Passu Obligations permitted to be Incurred and secured by the Collateral under the indenture and the Intercreditor Agreement. All references to Pari Passu Obligations in this section of the Description of Notes shall refer only to such Pari Passu Obligations that will be subject to the Intercreditor Agreement. The Intercreditor Agreement will provide that only the Applicable Collateral Agent (as defined in the Intercreditor Agreement) will have the right to act or refrain from acting with respect to any Shared Collateral. The Applicable Collateral Agent will be the representative of the Series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Pari Passu Obligations which have an equal outstanding principal amount, the Series of Pari Passu Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition (such representative, other than the Applicable Collateral Agent, the “Major Non-Controlling Collateral Agent”).
With respect to any Shared Collateral, no representative of a Series of Pari Passu Obligations that is not the Applicable Collateral Agent (a “Non-Controlling Collateral Agent”) or any Pari Passu Secured Party other than the Applicable Collateral Agent, and no holders of indebtedness for which such Non-Controlling Collateral Agent is a representative (each a “Non-Controlling Secured Party”), shall be permitted to, or shall be permitted to instruct the Applicable Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise. Only the Applicable Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the foregoing, (i) in any insolvency or liquidation proceeding, any collateral agent or any other Pari Passu Secured Party may file a proof of claim or statement of interest with respect to Pari Passu Obligations owed to such Pari Passu Secured Party; (ii) any collateral agent or any other Pari Passu Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of such Pari Passu Secured Party, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of the Intercreditor Agreement; and (iii) any collateral agent or any other Pari Passu Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such Pari Passu Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of the Intercreditor Agreement. For the avoidance of doubt, the permissive rights in favor of any Controlling Secured Party, any Applicable Collateral Agent, any collateral agent or any Pari Passu Secured Party shall not be construed as a duty.
The “Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180-day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an event of default under and as defined in the indenture or other debt facility for the applicable Series of Pari Passu Obligations under which such Non-Controlling Collateral Agent is the authorized representative, and (ii) the Applicable Collateral Agent and each other collateral agent’s, and the Applicable Collateral Agent and each other representative of Pari Passu Obligations’ (each such representative of Pari Passu Obligations, a “Pari Passu Collateral Agent”) receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent

and that an event of default under and as defined in the indenture or other debt facility for that Series of Pari Passu Obligations has occurred and is continuing and (y) Pari Passu Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the authorized representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the indenture or debt facility for that Series of Pari Passu Obligations; provided that the Non-Controlling Collateral Agent Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to the Shared Collateral (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to the Shared Collateral or any portion thereof, or (2) at any time the Company is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.
Notwithstanding the equal priority of the Liens securing each Series of Pari Passu Obligations with respect to any Shared Collateral, the Applicable Collateral Agent may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will be permitted to contest, protest or object (or support any other Person in contesting, protesting or objecting) to any foreclosure proceeding or action brought by the Applicable Collateral Agent or any holders of indebtedness of which the Applicable Collateral Agent is a representative (“Controlling Secured Party”) or any other exercise by the Applicable Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. Each of the Notes Secured Parties and the holders of any Pari Passu Obligations that may be issued in the future that will be subject to the Intercreditor Agreement (collectively, the “Pari Passu Secured Parties” and each a “Pari Passu Secured Party”) also will agree that they will not question or contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, or the provisions of the Intercreditor Agreement.
Anything to be contained in the Intercreditor Agreement or in any of the documents governing any Pari Passu Obligations to the contrary notwithstanding (but subject to the paragraph immediately following), if an Event of Default or an event of default under any document governing a Series of Pari Passu Obligations has occurred and is continuing and the Applicable Collateral Agent or any Pari Passu Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any bankruptcy, insolvency or restructuring case of the Company (including any adequate protection payments), or any Pari Passu Secured Party receives any payment pursuant to any intercreditor agreement (other than the Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Applicable Collateral Agent or any other Pari Passu Secured Party on account of such enforcement of rights or remedies or distribution in respect thereof in any insolvency or liquidation proceeding (including any adequate protection payments) or received by the Applicable Collateral Agent or any other Pari Passu Secured Party pursuant to any such intercreditor agreement (other than the Intercreditor Agreement) with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such proceeds, payments or distribution, to the sentence immediately following) to which Pari Passu Obligations are entitled under any intercreditor agreement (other than the Intercreditor Agreement) (all distributions, payments, and proceeds of any sale, collection or other liquidation of any Shared Collateral and all payments and proceeds of any such distribution being collectively referred to as “Proceeds”) shall be applied (i) first, to the payment in full in cash of all amounts owing to each trustee (in its capacity as such) and collateral agent (in its capacity as such) on a ratable basis and pursuant to the terms of any document governing Pari Passu Obligations, (ii) second (subject to the paragraph immediately following) to the payment in full in cash of Pari Passu Obligations of each Series secured by a valid and perfected security interest in such Shared Collateral on a ratable basis, with such Proceeds to be applied to Pari Passu Obligations of a given Series in accordance with the indenture or documentation governing such other Series of Pari Passu Obligations, as applicable; provided that following the commencement of any bankruptcy, insolvency or restructuring case of the Company, solely as among the holders of Pari Passu Obligations and solely for purposes of the waterfall provisions of the Intercreditor Agreement and not any other documents governing Pari Passu Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of post-petition interest, fees, and expenses on Pari Passu Obligations secured by a valid and perfected security interest in such Shared Collateral to be allowed under Sections 506(a) and (b) of the

Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other applicable debtor relief law in such insolvency or liquidation proceeding, the amount of Pari Passu Obligations of each Series of Pari Passu Obligations shall include only the maximum amount of post-petition interest, fees, and expenses on Pari Passu Obligations secured by a valid and perfected security interest in such Shared Collateral allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other applicable debtor relief law in such insolvency or liquidation proceeding and (iii) third, after discharge of all Pari Passu Obligations, to the Company or its successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions set forth in this paragraph, any Pari Passu Secured Party receives any payment or other recovery in excess of its portion of payments on account of Pari Passu Obligations to which it is then entitled in accordance with the waterfall provisions of the Intercreditor Agreement, such Pari Passu Secured Party shall hold such payment or recovery in trust for the benefit of all Pari Passu Secured Parties for distribution in accordance with such provisions. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such Impairment (as defined below) exists.
The Pari Passu Secured Parties of each Series will agree that the holders of Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Obligations), (y) any of Pari Passu Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (ii) the existence of any Collateral for any other Series of Pari Passu Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clause (i) or this clause (ii) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real estate asset subject to a mortgage that applies to all Pari Passu Obligations shall not be deemed to be an Impairment of any Series of Pari Passu Obligations. In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such Series of Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Obligations permitted by the Intercreditor Agreement) set forth in the Intercreditor Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of Pari Passu Obligations subject to such Impairment.
Additionally, in the event Pari Passu Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code (or any other provision of any other bankruptcy law)), any reference to such Pari Passu Obligations or the Security Documents governing such Pari Passu Obligations will refer to such obligations or such documents as so modified.
None of the Pari Passu Secured Parties may institute any suit or assert in any suit, insolvency or liquidation proceeding or other proceeding any claim against the Applicable Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent or any other Pari Passu Secured Party with respect to any Shared Collateral in accordance with the provisions of the Intercreditor Agreement. None of the Pari Passu Secured Parties may question or contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding) the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Shared Collateral, or the provisions of the

Intercreditor Agreement. None of the Pari Passu Secured Parties may take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent. In addition, none of the Pari Passu Secured Parties may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any Pari Passu Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any insolvency or liquidation proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the discharge of each of Pari Passu Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the Intercreditor Agreement.
Under the Intercreditor Agreement, if at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each other Pari Passu Collateral Agent for the benefit of the Trustee and the Holders of the notes and each other Series of Pari Passu Secured Parties upon such Shared Collateral will automatically be released and discharged in connection with the completion of such sale or disposition; provided that (i) the Liens in favor of each collateral agent for the benefit of each related Series of Pari Passu Secured Parties secured by such Shared Collateral attach to any proceeds of such sale or disposition with the same priority vis-à-vis all the other Pari Passu Secured Parties as existed prior to the commencement of such sale or other disposition, and any such Liens shall remain subject to the terms of the Intercreditor Agreement until application thereof pursuant to the terms thereof and (ii) any proceeds of any Shared Collateral realized therefrom will be applied as provided in the Intercreditor Agreement.
The Intercreditor Agreement will also provide that if the Company becomes subject to an insolvency or liquidation proceeding and shall, as debtor(s)-in-possession, move for approval of debtor-in-possession financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) to the Company under Section 364 of the Bankruptcy Code (or under any equivalent provision of any other applicable debtor relief law) and/or the use of cash collateral under Section 363 of the Bankruptcy Code (or under any equivalent provision of any other applicable debtor relief law), each Pari Passu Secured Party (other than any Controlling Secured Party or the Applicable Collateral Agent of any Controlling Secured Party) will agree not to raise, join or support any objection to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Collateral Agent shall then oppose or object (or join in or support any objection) to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the Intercreditor Agreement), in each case so long as:
(A)   the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the insolvency or liquidation proceedings;
(B)   the Pari Passu Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-à-vis the Pari Passu Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) as set forth in the Intercreditor Agreement;

(C)   if any amount of such DIP Financing and/or cash collateral is applied to repay any of Pari Passu Obligations, such amount is applied pursuant to the Intercreditor Agreement; and
(D)   if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Intercreditor Agreement;
provided; that the Intercreditor Agreement will not by its terms limit the right of the Pari Passu Secured Parties of each Series to object to the grant of a Lien to secure the DIP Financing over any collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or its authorized representative that do not constitute Shared Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection will agree that they shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing and/or use of cash collateral.
The Pari Passu Secured Parties will acknowledge that Pari Passu Obligations of any Series may, subject to the limitations set forth in the other documents governing Pari Passu Obligations, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced (in whole or in part) or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any documents governing Pari Passu Obligations) of any Pari Passu Secured Party of any other Series, all without affecting the priority of claims and application of proceeds set forth in the Intercreditor Agreement or the other provisions thereof.
By its acceptance of a note, each holder will be deemed to have consented to the terms of the Security Documents and the form of Intercreditor Agreement and to have authorized and directed the Trustee and the Collateral Agent, as relevant, to execute, deliver and perform each of the Security Documents and the Intercreditor Agreement (when it is ultimately entered into), to which it is a party, binding the holders of the notes to the terms thereof.
Amendment of Security Documents
The Security Documents may be amended or supplemented as described above under “— Security for the Notes” or as permitted under “— Amendment, Supplement or Waiver.”
Optional Redemption
Prior to March 30, 2028, the Company may not redeem the Notes. The notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after March 30, 2028, upon not less than 10 days nor more than 60 days written notice prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to the date fixed for redemption.
You may be prevented from exchanging or transferring the notes when they are subject to redemption. In case any notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such note, you will receive, without a charge, a new note or notes of authorized denominations representing the principal amount of your remaining unredeemed notes.
If the Company redeems only some of the notes, the Trustee will determine the method for selection of the particular notes to be redeemed, in accordance with the indenture and in accordance with the rules of any national securities exchange or quotation system on which the notes are listed and which may be by lot. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes called for redemption.
Notwithstanding the foregoing, in connection with any tender offer for the notes, if holders of not less than 90% in aggregate principal amount of the then outstanding notes validly tender and do not validly withdraw such notes in such offer and the Company, or any third party making such offer in lieu of the Company, purchases all of the notes validly tendered and not validly withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address or sent electronically in accordance with the procedures of DTC for global book-entry notes (with a copy to the Trustee) and given not more than 60 days following such purchase date, to redeem all notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such offer (which may be less than par and excluding any early tender or incentive fee in such offer) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.
The Company may at any time, and from time to time, purchase notes in the open market, by tender offer, negotiated transaction or otherwise at different market prices, subject to compliance with applicable securities laws.
Global Securities
Each note will be issued in book-entry form and represented by a global security that the Company will deposit with and register in the name of DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “Book-Entry, Delivery and Form” below.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. For more information about these arrangements, see “Book-Entry, Delivery and Form” below.
Payment
The Company will pay interest to the person listed in the Trustee’s records as the owner of the notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because the Company will pay all the interest for an interest period to the holders on the record date, holders buying and selling the notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
The Company will make payments on the notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, the Company will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Book-Entry, Delivery and Form.”
Payments on Certificated Securities
In the event the notes become represented by certificated securities, the Company will make payments on the notes as follows. The Company will pay interest that is due on an interest payment date to the holder of the notes as shown on the Trustee’s records as of the close of business on the regular record date at the

Company’s office in New York, New York. The Company will make all payments of principal and premium, if any, by check at the office of the applicable Trustee in New York, New York and/or at other offices that may be specified in a notice to holders against surrender of the note.
Alternatively, at our option, the Company may pay any cash interest that becomes due on the notes by mailing a check to the holder at his, her or its address shown on the Trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the notes.
Merger or Consolidation
Under the terms of the indenture, the Company is generally permitted to consolidate or merge with another entity. The Company is also permitted to sell all or substantially all of the Company’s assets to another entity. However, the Company may not take any of these actions unless all the following conditions are met:
•
where the Company merges out of existence or conveys or transfers the Company’s assets substantially as an entirety, the resulting entity must agree to be legally responsible for the Company’s obligations under the notes;

•
the merger or sale of assets must not cause a default on the notes and the Company must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “— Events of Default” below; and

•
The Company must deliver certain certificates and documents to the Trustee.

Certain Covenants
Limitation on Dividends and Repurchases of Capital Interests
The Company will not pay any Dividends in excess of 90% of the Company’s taxable income or purchase any shares of its outstanding Capital Interests unless, in each case, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to such Dividend or purchase of its outstanding Capital Interests, the Collateral Coverage Ratio is not less than 1.35 to 1.00. The Company is not otherwise required to maintain a specified Collateral Coverage Ratio pursuant to the terms of the indenture.
Limitation on Debt
The Company will not Incur any additional Senior Secured Notes, unless, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Collateral Coverage Ratio is not less than 1.35 to 1.00. The Company is not otherwise required to maintain a specified Collateral Coverage Ratio pursuant to the terms of the indenture.
The accrual of interest, the accretion of principal, the amortization of original issue discount or debt discount, the payment of interest on Debt in the form of additional Debt, the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or the making of a mandatory change of control offer or asset sale offer for such Debt, increases in the amount of Debt outstanding solely as a result of fluctuations in market value, exchange rates or currency values, in each case will be deemed not to be an Incurrence of Debt. The indenture will not restrict the Company or its Subsidiaries’ ability to incur additional Debt (including, without limitation, Asset Financing Facilities, RE Financing, Securitization Debt, or Qualified Non-Recourse Debt), so long as such additional Debt is not secured by a lien on the Collateral or as otherwise permitted by the Intercreditor Agreement.

Events of Default
You will have rights if an Event of Default occurs in respect of the notes, as described later in this subsection.
The term “Event of Default” in respect of the notes means any of the following:
•
the Company does not pay the principal (or premium, if any) of any note when due;

•
the Company does do not pay interest on any note when due, and such default is not cured within 30 days;

•
the Company remains in breach of a covenant in respect of the notes for 60 days after the Company receives a written notice of default stating the Company is in breach (which notice must be sent by either the Trustee or holders of at least 25% of the principal amount of the notes);

•
the occurrence of any of the following: (a) except as permitted by the indenture, any Security Document or the Intercreditor Agreement (on or after the date it is executed) ceases for any reason to be fully enforceable, in each case, on any material portion of the Collateral purported to be covered thereby; (b) except as permitted by the indenture, any Lien purported to be granted under any Security Document on any material portion of the Collateral ceases to be a valid, enforceable and perfected Lien with the priority required by the Security Documents; or (c) the Company, or any person acting on behalf of it, denies or disaffirms, in any pleading in any court of competent jurisdiction, any material obligation of the Company set forth in or arising under any Security Document and in the case of clauses (a) through (c) hereof, such failure or such assertion shall be continued uncured or rescinded for a period of 30 days; or

•
the Company files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against the Company under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

An Event of Default for the notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders. Any failure to perfect the Collateral Agent’s security interest in any Collateral shall not constitute an Event of Default under the indenture if such failure to perfect such security interest is cured within the periods provided for in the indenture.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of the notes may declare the entire principal amount of all the notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the notes if (1) the Company has deposited with the Trustee all amounts due and owing with respect to the notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
Except in cases of default, where the Trustee may exercise the rights and powers vested in it by the indenture and shall use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, the Trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee reasonable protection, satisfactory to the Trustee, from expenses and liability (called an “indemnity”). If reasonable indemnity, satisfactory to the Trustee, is provided, the holders of a majority in principal amount of the notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:
•
you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of at least 25% in principal amount of all the notes must make a written request that the Trustee take action because of the default and must offer reasonable indemnity and/or security to the Trustee against the cost and other liabilities of taking that action;

•
the Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•
the holders of a majority in principal amount of the notes must not have given the Trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the Stated Maturity.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of maturity.
Each year, the Company will furnish to the Trustee a written statement of certain of the Company’s officers certifying that to their knowledge the Company is in compliance with the indenture and the notes, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the notes may waive any past defaults other than:
•
the payment of principal or interest; or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Guarantees
After the Issue Date, certain of our subsidiaries may from time to time, at our election, guarantee the notes. Upon such an election, the notes and any and all amounts due under the indenture will be guaranteed, jointly and severally, by each guarantor pursuant to a guarantee provision in the indenture. On the Issue Date, none of our subsidiaries will guarantee the notes.
Each guarantee by a guarantor will be limited to an amount purported to be the maximum amount that can be guaranteed by that guarantor without rendering its guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. By virtue of this limitation, a guarantor’s obligations under its guarantee could be significantly less than amounts payable with respect to the notes, or a guarantor may have effectively no obligation under its guarantee.
In addition, a guarantor shall be deemed automatically and unconditionally released and discharged of any obligations under its guarantee without any further action on the part of the Trustee or any holder:
(1)   upon the discharge of the notes in accordance with the indenture or upon covenant defeasance or legal defeasance of the notes pursuant to the indenture; or
(2)   upon the merger, amalgamation, consolidation or division of any guarantor with and into the Company or another guarantor or upon the liquidation or winding up of such guarantor, in each case, in compliance with or in a manner not prohibited by the indenture; or
(3)   upon any direct or indirect sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the Capital Interests of such guarantor, after which the applicable guarantor is no longer a subsidiary or (ii) all or substantially all of the assets of such guarantor (in each case, other than any sale, exchange or transfer or other disposition to the Company, any guarantor and/or any subsidiary), in each case, if such sale, exchange, issuance, disposition or transfer is made in compliance with or is not prohibited by the applicable provisions of the indenture; or
(4)   if such guarantor no longer holds any Collateral upon a release of a security interest therein in accordance with the provisions under the caption “— Security for the notes — Release of Liens.”
At the written request of the Company, any such release and discharge or any other release of a guarantee shall be evidenced by a supplemental indenture executed by the Company and the Trustee and the Collateral Agent, as applicable, and be accompanied by an Officers’ Certificate and Opinion of Counsel satisfactory to the Trustee and the Collateral Agent, as applicable.
Amendment, Supplement or Waiver
Without the consent of any holders, at any time and from time to time, the Company, the Trustee and the Collateral Agent may modify, amend or supplement the notes, the Security Documents, the Intercreditor Agreement or the indenture (in the case of the Intercreditor Agreement and the Security Documents, with any required approvals required by the documentation governing any Pari Passu Obligations that are not the notes):
(1)   (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and the notes or (ii) to comply with the covenant described under “— Certain Covenants — Merger or Consolidation”;
(2)   to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power conferred upon the Company in the indenture;
(3)   to add additional Events of Default;
(4)   to provide for uncertificated notes in addition to or in place of the certificated notes; provided that such uncertificated notes are in registered form within the meaning of Section 163(f) of the Code;
(5)   to evidence and provide for the acceptance of appointment under the indenture by a successor Trustee;
(6)   to provide for or confirm the issuance of additional notes in accordance with the terms of the indenture;
(7)   to add a guarantor or to release a guarantor in accordance with the terms of the indenture;
(8)   to cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform the indenture, the notes, the Security Documents or the Intercreditor Agreement to any provision of this “Description of Notes” to the extent that the provision in this “Description of Notes” was intended to be a nearly verbatim recitation of the indenture, the notes, the Security Documents or the Intercreditor Agreement which intent shall be established by an Officers’ Certificate;
(9)   to comply with any requirements of the SEC with respect to the qualification of the indenture under the Trust Indenture Act;
(10)   to provide additional rights or benefits to the holders or to make any change that does not adversely affect the rights of any holder in any material manner;
(11)   to make, complete or confirm any grant of Lien in favor of the Collateral Agent in any property or assets, including any Collateral permitted or required by the indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the indenture or any of the Security Documents;
(12)   to evidence and provide for the acceptance and appointment under the Intercreditor Agreement or any Security Document of any new or successor Collateral Agent thereunder pursuant to the requirements thereof;

(13)   to enter into the Intercreditor Agreement in connection with the incurrence of any Pari Passu Obligations or to enter into additional or supplemental Security Documents or supplements to the Intercreditor Agreement or to add representatives of any holders of Pari Passu Obligations that are not the notes; or
(14)   to add or release Collateral in accordance with the terms of the indenture, the Security Documents and the Intercreditor Agreement.
Except as provided herein, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes, the Company, the Trustee and the Collateral Agent may modify, amend or supplement the notes, the Security Documents, the Intercreditor Agreement, or the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the notes, the Security Documents, the Intercreditor Agreement, or the indenture or of modifying in any manner the rights of the holders of the notes under the indenture, the Security Documents or the Intercreditor Agreement, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding note affected thereby:
(1)   change the Stated Maturity of any note or of any installment of interest on any note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;
(2)   reduce the percentage in aggregate principal amount of the outstanding notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences) provided for in the indenture;
(3)   modify or change any provision of the indenture affecting the ranking of the notes in a manner adverse to the holders of the notes;
(4)   release all or substantially all of the Collateral; or
(5)   modify any of the provisions of the indenture described in this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.
The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all the notes, waive any past default under the indenture and its consequences, except a default:
(1)   in any payment in respect of the principal of (or premium, if any) or interest on any notes; or
(2)   in respect of a covenant or provision of the indenture that under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.
Notwithstanding any other provision of the indenture but subject to the terms of the Intercreditor Agreement, the legal right of any holder of a note to receive payment of the principal of (and premium, if any) or interest on such note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes shall not be impaired or affected without the consent of such holder, but (i) the foregoing provisions of this paragraph shall not apply to any action or omission that impairs or affects merely the practical (but not the legal) right of any holder of a note to receive any such payment, and (ii) no action or omission that impairs or affects merely the practical (but not the legal) right of any holder of a note to receive any such payment shall be prohibited by this paragraph or constitute a breach of this paragraph.

When entering into modifications, amendments, supplements, or waivers related to the indenture, the notes, the Security Documents or the Intercreditor Agreement or indentures supplemental to the indenture, the Trustee and the Collateral Agent shall be entitled to receive an Officers’ Certificate and Opinion of Counsel satisfactory to the Trustee and the Collateral Agent unless the indenture explicitly provides otherwise.
Further Details Concerning Voting
When taking a vote, the Company will use the following rules to decide how much principal to attribute to the notes:
The notes will not be considered outstanding, and therefore not eligible to vote, if the Company has deposited or set aside in trust money for their payment or redemption. The notes will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”
The Company will generally be entitled to set any day as a record date for the purpose of determining the holders of the notes that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If the Company sets a record date for a vote or other action to be taken by holders of the notes, that vote or action may be taken only by persons who are holders of the notes on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the notes or request a waiver.
Satisfaction and Discharge
The Company may terminate its obligations with respect to the notes under the indenture, and all Liens securing the Notes Obligations under the Security Documents shall be automatically released, except for those which expressly survive by the terms of the indenture, when:
(1)   either: (A) all notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation, or (B) all such notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;
(2)   the Company has paid or caused to be paid all other sums then due and payable under the indenture by the Company;
(3)   the Company has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at Stated Maturity or on the redemption date, as the case may be; and
(4)   the Company has delivered to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel in form reasonably acceptable to the Trustee and the Collateral Agent, each stating that all conditions precedent under the indenture relating to the Discharge have been complied with.
Defeasance
The following defeasance provisions will be applicable to the notes. “Defeasance” means that, by depositing with a Trustee an amount of cash and/or government securities sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay all principal and interest, if any, on the notes when due and satisfying any additional conditions noted below, the Company will be deemed to have been discharged from the Company’s obligations under the notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below the Company would be released from the restrictive covenants under the indenture relating to the notes.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, the Company can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your notes. If the Company achieves covenant defeasance and your notes were subordinated as described under “— Ranking” above, such subordination would not prevent the Trustee under the indenture from applying the funds available to it from the deposit described in the first bullet to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debtholders. In order to achieve covenant defeasance, the Company must do the following:
•
Since the notes are denominated in U.S. dollars, the Company must deposit in trust for the benefit of all holders of the notes a combination of cash and U.S. government or U.S. government agency notes or bonds that, as per the opinion of a nationally recognized firm of independent public accountants mentioned above, will generate enough cash to make interest, principal and any other payments on the notes on their various due dates;

•
the Company must deliver to the Trustee an Opinion of Counsel confirming that, under current U.S. federal income tax law, the Company may make the above deposit without causing you to be taxed on the notes any differently than if the Company did not make the deposit;

•
The Company must deliver to the Trustee an Opinion of Counsel and Officers’ Certificate stating that all conditions precedent to covenant defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or result in a default under, the indenture; and

•
no default or event of default with respect to the notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If the Company accomplishes covenant defeasance, you can still look to the Company for repayment of the notes if there were a shortfall in the trust deposit or the Trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as the Company’s bankruptcy) and the notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law, as described below, the Company can legally release the Company from all payment and other obligations on the notes (called “full defeasance”) if the Company puts in place the following other arrangements for you to be repaid:
•
since the notes are denominated in U.S. dollars, the Company must deposit in trust for the benefit of all holders of the notes a combination of money and U.S. government or U.S. government agency notes or bonds that, as per the opinion of a nationally recognized firm of independent public accountants mentioned above, will generate enough cash to make interest, principal and any other payments on the notes on their various due dates;

•
the Company must deliver to the Trustee an Opinion of Counsel confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows the Company to make the above deposit without causing you to be taxed on the notes any differently than if the Company did not make the deposit. Under current U.S. federal tax law the deposit and the Company’s legal release from the notes would be treated as though the Company paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your notes and you would recognize gain or loss on the notes at the time of the deposit;
•
the Company must deliver to the trustee an Opinion of Counsel and Officers’ Certificate stating that all conditions precedent to defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or constitute a default under, of the indenture; and

•
no default or event of default with respect to the notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If the Company ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the notes. You could not look to the Company for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the Company’s lenders and other creditors if the Company ever became bankrupt or insolvent. If your notes were subordinated as described under “— Ranking,” such subordination would not prevent the Trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such notes for the benefit of the subordinated debtholders.
Resignation of Trustee
The Trustee may resign or be removed with respect to the notes in accordance with the terms set forth in the indenture. In the event that two or more persons are acting as Trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Book-Entry, Delivery and Form
The notes will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, DTC, and registered in the name of DTC’s partnership nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes” in this prospectus. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Trustee, the Company or the underwriters have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement system and are subject to changes by them. None of the Trustee, the Collateral Agent, the Company or the underwriters take any responsibility for these operations and procedures and each urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised that, pursuant to procedures established by it:
•
upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture, the notes, the Security Documents or the form of Intercreditor Agreement for any purpose.
Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the notes to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those Participants to whose accounts the notes are credited on the record date, identified in a listing attached to the omnibus proxy.
Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, the Company, the Trustee and the Collateral Agent will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.
Consequently, none of the Company, the Trustee, the Collateral Agent nor any of the agents of the Company, the Trustee or the Collateral Agent has or will have any responsibility or liability for:
•
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Collateral Agent or us. None of the Trustee, the Collateral Agent or the Company will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Trustee, the Collateral Agent and the Company may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
DTC has advised that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the notes for legended notes in certificated form, and to distribute such notes to its Participants.
Euroclear and Clearstream
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in Global Notes owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in Global Notes held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:
•
DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days of such notice;

•
the Company, at its option, notifies the Trustee in writing that the Company elects to cause the issuance of the Certificated Notes; or

•
upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same Day Settlement and Payment
The underwriters will settle the notes in immediately available funds. In accordance with the indenture, the Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. In accordance with the indenture, the Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address or against presentation and surrender at maturity or earlier redemption. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Notices
Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register or electronically to beneficial owners pursuant to DTC’s procedures and those of its Participants.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Definitions
As used in the indenture, the following terms have the respective meanings specified below:

“Additional Collateral” means additional property or assets of the Company a security interest in which is granted from time to time to the Collateral Agent for the benefit for the Notes Secured Parties to secure the notes;
“Applicable Assets” has the meaning specified in the definition of Repurchase Agreement;
“Asset Financing Facility” means any indebtedness or obligations under securitization transactions, repurchase facilities, warehouse facilities, note-on-note financings, other credit facilities and arrangements similar to any of the foregoing and any other indebtedness or obligations, in each case, secured directly or indirectly by, and incurred for the primary purpose of directly or indirectly funding the origination or acquisition of, or any investment in, or otherwise financing, refinancing or capitalizing any previous origination or acquisition of, or investment in, any RE Finance Assets and any Non-RE Finance Assets;
“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments;
“Capital Interests” means, in any Person, any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person;
“Capital Lease Obligations” means any obligation under a lease that as of December 1, 2018 would have been required to have been capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP as of such date; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of this definition, “GAAP” means GAAP applicable to public companies as of December 1, 2018;
“Cash Equivalents” means any of the following investments: (i) securities issued or directly and fully guaranteed or insured by the United States, Canada or a member state of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada or such member state is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank (or in any other financial institution to the extent the amount of such deposit is within the limits insured by the Federal Deposit Insurance Corporation), provided that such investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above or clause (iv) below entered into with any Eligible Bank or securities dealers of recognized national standing; (iv) direct obligations issued by any state, province or territory of the United States or Canada or any political subdivision or public instrumentality thereof, provided that such investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 or P-2 (or long term ratings of at least A3 or A-) from either S&P or Moody’s, or with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or equivalent ratings by any other nationally recognized rating agency); (v) commercial paper of any Person other than an affiliate of the Company and other than structured investment vehicles, provided that such investments have a rating permissible under clause (iv) above and mature within 270 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank; (vii) demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation; (viii) in the case of a subsidiary that conducts business outside of the United States, demand deposits and time deposits that (a) are denominated in the currency of a country that is a member of the Organisation for Economic Co-operation and Development (“OECD”) or the currency of the country in which such subsidiary is organized or conducts business and (b) are consistent with the Company’s investment policy as in effect from time to time, provided that, in the case of time deposits, such investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such time deposits is one year or less from the respective dates of acquisition; (ix) money market funds (and shares of investment companies that are registered under the 1940 Act) substantially all of the assets of which comprise investments of the types described in clauses (i) through (vii); (x) United States dollars, or money in other currencies received in the ordinary course of business; (xi) asset-backed securities and corporate securities that are eligible for inclusion in money market funds; (xii) fixed maturity securities that are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of investments by any Person in fixed maturity securities that are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 20% of the aggregate amount of investments in fixed maturity securities by such Person; and (xiii) instruments generally equivalent or similar to those referred to in clauses (i) through (vii) above or funds generally equivalent or similar to those referred to in clause (ix) above and comparable in credit quality and tenor to those referred to in such clauses and commonly used by corporations for cash management purposes in jurisdictions outside the United States to the extent advisable in connection with any business conducted by the Company or by any subsidiary, all as determined in good faith by the Company;
“Code” means the Internal Revenue Code of 1986, as amended;
“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent under the indenture;
“Collateral Coverage Ratio” means, as of any date of determination, the ratio of (a) Total Collateral Value as of such date to (b) the Covered Debt Amount on such date;
“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person;
“Covered Debt Amount” means (without duplication) the sum of the aggregate outstanding principal amount of the notes plus the aggregate outstanding principal amount of any other Series of Pari Passu Obligations;
“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonable and customary for such Debt under then-prevailing market terms for such Debt) with respect to any Securitization Debt permitted (or not prohibited) by the indenture;
“Debt” means, with respect to any Person on any date of determination (without duplication): (i) the principal of indebtedness of such Person for borrowed money; (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, in each case that have been drawn and not repaid within ten Business Days (but in each case excluding letters of credit and other instruments secured by cash or Cash Equivalents or issued in respect of trade payables); (iv) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (but if such Debt is not an obligation of such Person, the amount of Debt hereunder shall in no event be in excess of the orderly liquidation value of such asset); (v) all Debt of others guaranteed by such Person, to the extent of the maximum liability under such guarantee; (vi) all payment obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto; (vii) all Capital Lease Obligations of such Person; and (viii) the redemption amount of such Person with respect to any Redeemable Capital Interest, valued at the amount of all obligations with respect to the redemption or repurchase thereof or the applicable liquidation preference.
Notwithstanding the foregoing, the term “Debt” will exclude: (a) prepaid or deferred revenue arising in the ordinary course of business; (b) any liability for federal, state, local or other taxes owed or owing to any government or other taxing authority; (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (d) contingent obligations incurred in the ordinary course of business or consistent with past practice; (e) obligations arising under or in connection with Treasury Management Agreements; (f) obligations arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (g) customary indemnification obligations; (h) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter; and (i) any earn-out obligation until such obligation becomes due and payable in accordance with its terms and has not been paid within ten (10) Business Days.
The amount of Debt of any Person at any date shall be determined as set forth above or as otherwise provided for in the indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP;
“Dividend” means any of the following:
1.
any dividend or other distribution declared and paid on the Capital Interests in the Company to any Person other than the Company or a subsidiary of the Company, other than dividends or other distributions made solely in Qualified Capital Interests in the Company; and

2.
any payment made by the Company or any of its subsidiaries to purchase, redeem, defease or otherwise acquire or retire for value any Capital Interests in the Company (including the conversion into, or exchange for, Debt) other than (A) any such Capital Interests owned by the Company or any subsidiary and (B) any payment made solely in Qualified Capital Interests in the Company;

“DTC” means The Depository Trust Company;
“Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof or any member state of the European Union, (ii) that, as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $1.0 billion and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P;
“Exchange Act” means the Securities Exchange Act of 1934, as amended;
“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances, as determined in good faith by the Company;
“Financing Disposition” means any sale, transfer, conveyance or other disposition of (including pursuant to any intercompany securities lending arrangements), or creation or incurrence of any Lien on, Securitization Assets or Applicable Assets under a Repurchase Agreement by the Company or any subsidiary thereof to or in favor of any Qualified Non-Recourse Subsidiary or by any Qualified Non-Recourse Subsidiary, in each case in connection with the incurrence by a Qualified Non-Recourse Subsidiary of any Asset Financing Facility, RE Financing, Securitization Debt or Qualified Non-Recourse Debt;
“GAAP” means the accounting principles generally accepted in the United States of America;
“Holding Company” means any Person so long as the Company is a direct or indirect wholly owned subsidiary of such Person, and at the time the Company became a subsidiary of such Person, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Settlement Date), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Settlement Date), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act as in effect on the Settlement Date), directly or indirectly, of more than 50% of the total voting power of the Voting Interests of such Person;
“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation. “Incurrence,” “Incurred,” and “Incurring” shall have meanings that correspond to the foregoing. A guarantee by the Company or a Subsidiary of Debt Incurred by the Company or a Subsidiary,

as applicable, shall not be a separate Incurrence of Debt. For the avoidance of doubt, Debt of a Subsidiary that is assumed by the Company or a Subsidiary shall not be deemed to be a separate Incurrence of Debt;
“Intercreditor Agreement” means an intercreditor agreement to be entered into by the Company and, upon being provided with an Officer’s Certificate and opinion of counsel to their satisfaction, the Trustee and the Collateral Agent in the event the Company Incurs additional Series of Pari Passu Obligations;
“IRS” means the U.S. Internal Revenue Service;
“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing);
“Non-RE Finance Assets” means (i) any commercial loans, any business loans, any SBA loans, any accounts receivable and/or direct or indirect interests therein (including, without limitation, asset backed securities, collateralized loan obligations, senior and junior notes and participation interests with respect to any of the foregoing), (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the origination, acquisition, financing, servicing or administration thereof (including servicing rights, and in each case regardless of whether or not the Company or any of its subsidiaries owns or originated the applicable commercial loan, business loan, SBA loan, accounts receivable or direct or indirect interest therein) and (iii) Capital Interests in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii);
“Non-Recourse Debt” means any Debt of the Company or any of its subsidiaries, consisting of any of the following:
1.
Qualified Non-Recourse Debt;

2.
Debt in respect of which recourse for payment is contractually limited to specific assets of the Company or any of its subsidiaries whether or not encumbered by a Lien securing such Debt (other than recourse pursuant to Standard Recourse Undertakings); and

3.
customary completion or budget guarantees provided to lenders or other financing sources in connection with any of the foregoing clauses 1. and 2. in the ordinary course of business;

provided that (x) the foregoing shall not be considered Non-Recourse Debt to the extent and for so long as a claim for payment or performance has been made at which time the obligations shall not be considered Non-Recourse Debt to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its subsidiaries (other than a Qualified Non-Recourse Subsidiary), and (y) to the extent any of the foregoing Non-Recourse Debt is supported by a guarantee provided by the Company or any of its subsidiaries (other than a Qualified Non-Recourse Subsidiary) which recourse is not contractually limited to specific assets, but limited in recourse as to an amount or percentage, then such guarantee shall not be considered Non-Recourse to the extent, and only to the extent, of such amount or percentage;
“Notes Obligations” means all obligations of the Company under the indenture, the notes, and the Security Documents (including, without limitation, as to any additional notes);
“Notes Secured Parties” means the Trustee, the Collateral Agent and the holders from time to time of the notes;
“Pari Passu Obligations” means (i) all notes Obligations, and (ii) any other obligations secured by a Lien on a pari passu basis with the Notes Obligations on the Collateral and subject to the Intercreditor Agreement that are permitted to be incurred and secured by such Liens pursuant to the indenture;
“Pari Passu Secured Parties” means collectively, each of the Notes Secured Parties and the holders of any Pari Passu Obligations that may be issued in the future that will be subject to the Intercreditor Agreement;

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof;
“Pledge Agreement” means the Pledge Agreement, dated as of the Issue Date, among the Company and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time;
“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person;
“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests;
“Qualified Non-Recourse Debt” means Debt (including any such Debt incurred in connection with a Financing Disposition) that (i) is (x) incurred by a Qualified Non-Recourse Subsidiary to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of any new or existing property (real or personal, whether through the direct purchase of property or the Capital Interests of any Person owning such property and whether in a single acquisition or a series of related acquisitions), any undeveloped land, any RE Finance Assets, any Non-RE Finance Assets or any Securitization Assets or (y) assumed by a Qualified Non-Recourse Subsidiary and (ii) is non-recourse to the Company or any subsidiary (other than a Qualified Non-Recourse Subsidiary or its subsidiaries), except as to any Standard Recourse Undertakings;
“Qualified Non-Recourse Subsidiary” means (i) a subsidiary that is the owner of, or has been formed or created in order to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of, any new or existing property or any undeveloped land, any RE Finance Assets or any Non-RE Finance Assets, (ii) any Securitization Entity, (iii) any Repo Seller and (iv) any subsidiary of a Qualified Non-Recourse Subsidiary;
“RE Finance Assets” means (i) any commercial or residential real estate loans and/or direct or indirect interests therein (including, without limitation, commercial or residential mortgage backed securities, collateralized loan obligations, mezzanine interests, senior and junior notes and participation interests with respect to any of the foregoing), (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the origination, acquisition, financing, servicing or administration thereof (including mortgage servicing right and Servicing Advances, and in each case regardless of whether or not the Company or any of its subsidiaries owns or originated the applicable commercial or residential real estate loan or direct or indirect interest therein) and (iii) Capital Interests in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii). For the avoidance of doubt, no real estate investment shall constitute a RE Finance Asset;
“RE Financing” means any Debt or obligations principally secured directly or indirectly by, and incurred for the primary purpose of directly or indirectly funding the acquisition of, or any investment in, or otherwise financing, refinancing or capitalizing any previous acquisition of, or investment in, real estate investments and/or interests therein (including, for the avoidance of doubt, any mezzanine financing secured by Capital Interests in subsidiaries that directly or indirectly own real estate investments);
“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed (other than in exchange for Qualified Capital Interests), is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund) (other than in exchange for Qualified Capital Interests), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the notes; provided that only the portion of such equity security that is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control, a fundamental change or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under “Description of Notes — Certain Covenants — Limitation on Dividends and Repurchases of Capital Interests.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends;
“Regulatory Authority” means any federal, state, local, foreign or other government or any political subdivision thereof, and any agency, authority, corporation, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and having direct or indirect jurisdiction over a subsidiary or any business thereof, or any direct or indirect parent company of a subsidiary;
“Regulatory Requirements” means all applicable laws, rules, regulations, orders, requirements, guidelines, interpretations, directives and requests (whether or not having the force of law) from and of, and plans, memoranda and agreements with, any Regulatory Authority;
“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans or other mortgage-related receivables purchased or originated by the Company or any subsidiary of the Company in the ordinary course of business;
“Repo Seller” has the meaning specified in the definition of Repurchase Agreement;
“Repurchase Agreement” means an agreement between the Company and/or any of its subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Company and/or such subsidiary or subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Interests, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties;
“SEC” means the U.S. Securities and Exchange Commission;
“Securities Act” means the Securities Act of 1933, as amended;
“Securitization Assets” means, collectively, servicing advances, mortgage loans, installment contracts, other loans and related assets, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (including any participation interests with respect to any of the foregoing);
“Securitization Debt” means (a) Debt of the Company or any of its subsidiaries incurred pursuant to on-balance sheet securitizations and (b) any Debt consisting of advances made to the Company or any of its subsidiaries based upon securities issued by a Securitization Entity pursuant to a securitization and acquired or retained by the Company or such subsidiary which, in each case, is recourse solely to the assets subject to the related securitization and not to the Company or such subsidiary generally (other than Securitization Repurchase Obligations);
“Securitization Entity” means (a) any Person established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or other similar securities; (b) any special purpose subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (a) or for the purpose of holding Capital Interests of, or securities issued by, any related Securitization Entity, regardless of whether such Person is an issuer of securities; provided that such Person is not an obligor with respect to any Debt of the Company or any subsidiary; (c) any Person established for the purpose of holding Securitization Assets and issuing Debt secured by such Securitization Assets; (d) any special purpose subsidiary of the Company formed exclusively for the purpose of satisfying the requirement of Credit Enhancement Agreements (including, without limitation, any subsidiary that is established for the purpose of owning another Securitization Entity and pledging the equity of that other Securitization Entity as security for the Debt of such other Securitization Entity) and regardless of whether such subsidiary is an issuer of securities, provided that such subsidiary is not an obligor with respect to any Debt of the Company or any subsidiary other than under Credit Enhancement Agreements; and (e) any other subsidiary of the Company which is established for the purpose of (i) acting as sponsor for and organizing and initiating securitizations or (ii) facilitating or entering into a securitization, in each case that engages in activities reasonably related or incidental thereto and that is not an obligor or guarantor with respect to any Debt of the Company or any subsidiary. Whether or not a Person is a Securitization Entity shall be determined by the Company in good faith;
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller;
“Security Documents” means the Pledge Agreement, the Intercreditor Agreement, and each other security or collateral document pursuant to which the Company grants liens in favor of the Collateral Agent to secure the Notes Obligations;
“Senior Secured Notes” means any senior secured Debt consisting of bonds, debentures, notes or other similar Debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement exempt from registration under the Securities Act, but excluding, in any event, (i) any such Debt that constitutes an Asset Financing Facility, RE Financing, or Qualified Non-Recourse Debt, (ii) any Standard Recourse Undertakings in respect of the foregoing, and (iii) any Debt under a credit agreement, any commercial bank or similar Debt, any recourse transfer of a financial asset or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”
“Series” means (i) the notes and (ii) each other issuance or incurrence of Debt that is secured on a pari passu basis by the Collateral with the notes pursuant to the Intercreditor Agreement;
“Servicing Advances” means advances made by the Company or any of its subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Company or any of its subsidiaries otherwise advances in its capacity as servicer;
“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations (or their respective authorized representatives or collateral agents on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral only for those Series of Pari Passu Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time;

“Standard Recourse Undertakings” means, with respect to any Non-Recourse Debt, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Company) made by sellers of financial assets or other Securitization Assets, including without limitation, Securitization Repurchase Obligations and other agreements and undertakings entered into or provided by the Company or any of its subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with Non-Recourse Debt, and (b) such customary (as determined by the Company) carve-out matters for which the Company and/or its subsidiaries acts as guarantor in connection with any such Non-Recourse Debt, including but not limited to gross negligence, intentional or willful misconduct, fraud, misappropriation or misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, insolvency events and non-approved transfers;
“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such note as the fixed date on which the principal amount of such note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable;
“Subordinated Debt” means all Debt of the Company and its subsidiaries on a consolidated basis that is contractually subordinated in right of payment to the notes;
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements, or any other similar transactions or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement;
“Total Collateral Value” means, as of any date of determination, the aggregate Value of the Collateral in which the Collateral Agent, for the benefit of the Notes Secured Parties, has a first-priority perfected Lien (other than Liens permitted or not prohibited by the indenture) as of such date;
“Treasury Management Agreements” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, funds transfer, automated clearinghouse, zero balance accounts, cash pooling (including notional cash pooling), returned check, concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, commercial credit cards, merchant card services, purchase or debit cards (including noncard e-payables services), and any other deposit or operating account relationships or other treasury, cash management or similar services, and in each case including any associated lines or extensions of credit and related customary guarantees, collateral and security arrangements and other credit support;
“Value” means, as of any date of determination, the net asset value reflected in the books and records of the Company and its subsidiaries in accordance with GAAP (without, for the avoidance of doubt, any duplication as between the asset value of any assets held by, and any equity interest in, any particular subsidiary);
“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person, taking into account the voting power of such securities, entitling the holders thereof generally to vote on the election of members of the board of directors or comparable body of such Person (other than securities or interests having such power only by reason of the happening of a contingency).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of the notes. This discussion is based on the Code, income tax regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. The One Big Beautiful Bill Act, which was signed into law on July 4, 2025, made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the One Big Beautiful Bill Act permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. In addition, other changes to the tax laws unrelated to the One Big Beautiful Bill Act are possible. Prospective holders are urged to consult with their tax advisors with respect to the impact of the One Big Beautiful Bill Act and any other regulatory or administrative developments and proposals and their potential effect on the acquisition, ownership and disposition of the notes.
This discussion does not address all of the tax consequences that may be relevant to a particular note holder or to holders subject to special treatment under the Code, such as financial institutions, broker-dealers, insurance companies, former U.S. citizens or long-term residents, tax-exempt organizations, persons that are, or that hold their notes through, partnerships or other pass-through entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, or persons that hold notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes. This discussion assumes the notes will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash) and that hold the notes as capital assets within the meaning of the Code. Holders are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences to them of acquiring, owning and disposing of the notes, as well as the effects of state, local and non-U.S. tax laws.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a United States person. A “Non-U.S. Holder” means a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the acquisition, ownership and disposition of the notes has been requested from the IRS or any other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.
The U.S. federal income tax treatment of us and holders of notes depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of the notes will depend on the holder’s particular tax circumstances. You are urged to consult your own tax advisors concerning your U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders
Interest on the Notes
A U.S. Holder generally will be required to include interest earned on the note as ordinary income when received or accrued in accordance with the U.S. Holder’s regular method of tax accounting. A U.S. Holder using the accrual method will include such interest in income no later than the time it is taken into account as revenue in an “applicable financial statement,” if any of the U.S. Holder.
Disposition of the Notes
Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference (if any) between the amount realized (other than amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such U.S. Holder’s tax basis in the note. The U.S. Holder’s tax basis in a note generally will be its purchase price for the note. Such gain or loss shall be treated as long-term capital gain or loss if the note was held for more than one year. Subject to limited exceptions, capital losses cannot be used to offset a U.S. Holder’s ordinary income.
Unearned Income Medicare Tax
In addition to regular income tax, high-income U.S. individuals, estates and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes interest and gains from sales of the notes. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.
Non-U.S. Holders
The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Holders are encouraged to consult with their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. tax laws with regard to the notes.
Interest on the Notes
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note, provided that the Non-U.S. Holder is not (A) a direct or indirect owner of 10% or more of our capital or profits interests, (B) a controlled foreign corporation related to us through stock ownership, or (C) a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of business; such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and we or our paying agent receives certain information from the Non-U.S. Holder (or a financial institution that holds the notes on behalf of the Non-U.S. Holder in the ordinary course of its trade or business), including certification that such holder is a Non-U.S. Holder.
A Non-U.S. Holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding at a rate of 30% unless the income is effectively connected with the conduct of a U.S. trade or business, or an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax. To claim the benefit of a tax treaty, the Non-U.S. Holder must timely provide the appropriate, properly executed IRS forms.
Except to the extent provided by an applicable tax treaty, interest on a note that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a 30% branch profits tax (subject to reduction under an applicable tax treaty), which is generally imposed on a non-U.S. corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a U.S. trade or business. If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or the paying agent with an IRS Form W-8ECI.
Disposition of the Notes
Subject to the discussions on FATCA withholding and backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain from the sale, exchange, redemption or other taxable disposition of a note unless:
•
such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder); or

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and meets certain other requirements.

Except to the extent provided by an applicable tax treaty, gain from the sale or disposition of a note that is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a 30% branch profits tax (subject to reduction under an applicable tax treaty). If such gains are realized by a Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year, then such individual generally will be subject to U.S. federal income tax at a rate of 30% (subject to reduction under an applicable tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources.
FATCA Withholding
Withholding at a rate of 30% is required on U.S.-source interest income paid to certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (or alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which the notes are held may affect the determination of whether such withholding is required. Similarly, withholding at a rate of 30% is required on U.S.-source interest income paid to an investor that is a passive non-financial foreign entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA would also have applied to payments of gross proceeds from dispositions of notes after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on gross proceeds payments. Taxpayers generally may rely on such proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of these rules on their investment in the notes.
Information Reporting and Backup Withholding
Payments to certain non-corporate U.S. Holders of the principal of, interest on and any premium with respect to, or the proceeds of a sale or other disposition of, a note may be subject to information reporting requirements and U.S. federal backup withholding at the applicable statutory rate. In general, if a non-corporate U.S. Holder subject to information reporting fails to provide an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements, backup withholding at the applicable rate may apply. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules generally is allowable as a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
We must report annually to the IRS and to each Non-U.S. Holder any interest on a note that is subject to withholding or that is exempt from U.S. withholding tax pursuant to a tax treaty or the portfolio interest exemption. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.
Payments to a Non-U.S. Holder of the principal of, interest on and any premium with respect to, or the proceeds of a sale or other disposition of, a note generally will not be subject to backup withholding or additional information reporting, provided that (i) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN or W-8BEN-E that it is not a United States person and certain other conditions are satisfied, or (ii) the Non-U.S. Holder otherwise establishes an exemption; provided that, in either case, neither we nor any withholding agent knows or has reason to know that the holder is a United States person or that the conditions of any other exemptions are in fact not satisfied. Payments of principal and interest on the proceeds of a disposition of a note by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding. Any amounts so withheld may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Our Taxation as a REIT
We are organized and operate in a manner intended to allow us to qualify for taxation as a REIT under the Code. We elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2016. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.
In connection with this offering, Alston & Bird LLP has rendered an opinion dated            , 2026, that, commencing with the taxable year ending December 31, 2016, we have been organized and have operated in conformity with the requirements under the Code for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. Investors should be aware that the opinion of Alston & Bird LLP is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business. In addition, the opinion of Alston & Bird LLP is based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the Code. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Our ability to qualify will also depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. The characterization for federal income tax purposes of some of the assets in which we invest directly or indirectly may not be clear and the fair market values of some of our investments may not be susceptible to a precise determination. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of any of the REIT qualification requirements. Alston & Bird LLP’s opinion is not binding on the IRS or the courts. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, Alston & Bird’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, Treasury regulations promulgated thereunder and IRS administrative interpretations thereof.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent distributed to our stockholders as a dividend, is taxed only at the stockholder level.
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
•
We will pay U.S. federal income tax on our taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•
If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, unless we qualify for a safe harbor exception, such income will be subject to a 100% tax.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” (a) we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) any income from such property will be treated as qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property that would not otherwise be qualifying income for purposes of the REIT gross income tests would be subject to U.S. corporate income tax at the highest corporate income tax rate in effect at the time of the sale.

•
If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•
If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests”) but nevertheless maintain our qualification as a REIT because other requirements are met, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 or more in certain cases for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification as a REIT.”
•
If we fail to distribute during each calendar year at least the sum of:

•
85% of our ordinary income for such calendar year;

•
95% of our capital gain net income for such calendar year; and

•
any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which we paid corporate income tax.
•
If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

•
We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” resulting from non-arm’s length transactions involving our TRSs.

•
If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets, we would be subject to tax at the highest regular corporate income tax rate on the built-in gain if we dispose of that built-in gain asset during the five-year period following its acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)
that meets other tests described below regarding its gross income, assets and distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year. Neither condition (5) nor condition (6) applies to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If a stockholder fails or refuse to comply with the demands, the stockholder will be required by Treasury regulations to submit a statement with his or her tax return disclosing his or her actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and Treasury regulations promulgated thereunder.
Ownership of Partnership Interests
In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such limited liability company or other entity), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “— Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred equity interest (that is treated as equity for U.S. federal income tax purposes) or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control or only limited influence over the partnership. Part of our investment strategy involves investments in preferred limited liability company membership interests or partnership interests that own commercial real estate. There is no specific guidance addressing the treatment of preferred equity investments as debt or equity for federal income tax purposes. We hold preferred equity investments and treat them as loans secured by real property for U.S. federal income tax purposes, which are qualifying assets for purposes of the REIT asset tests and produce qualifying income for purposes of the REIT gross income tests. If our preferred equity investments are treated as partnership interests for U.S. federal income tax purposes, rather than as loans, we will be treated as owning our share of the assets held by the limited liability company or partnership that issued the preferred equity interest and we will be treated as receiving our proportionate share of the income of that entity. If that limited liability company or partnership owns nonqualifying assets or earns nonqualifying income, we may not be able to satisfy all of the REIT gross income and asset tests. Even if the IRS were to respect our preferred equity investments as loans, if the IRS did not treat such loans as secured by a mortgage on real property (which, in form, is not the case), such loans would not be qualifying assets for purposes of the 75% asset test and would violate the 10% value test, and interest thereon would not be qualifying income for purposes of the 75% gross income test. If we are unable to maintain our qualification as a REIT for U.S. federal income tax purposes, we will be subject to corporate-level income tax, and your investment in us would be adversely impacted.
Under the Bipartisan Budget Act of 2015, liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any partnership in which we own an interest, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of the partnerships in which we hold interests.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a TRS, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Taxable REIT Subsidiaries
A “taxable REIT subsidiary” or “TRS” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a TRS. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, for taxable years beginning on or before December 31, 2025, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. For taxable years beginning after December 31, 2025, no more than 25% of the value of a REIT’s assets may be represented by securities of one or more TRSs.
Assets owned, and income earned, by a TRS are not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a TRS to us is an asset in our hands for purposes of the REIT asset tests, and dividends paid to us from such TRS, if any, are gross income for purposes of our gross income tests. Such entities may be used by the REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales, such as sales of participation interests in loans which we have originated). We may hold a significant number of assets in one or more TRSs, subject to the 20% or 25% limitation, as applicable. To the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans will be acquired by a TRS. If dividends are paid to us by one or more domestic TRSs we own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”
With respect to our TRSs, we will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our TRS. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally means the additional gross income a TRS would recognize if it were paid an arm’s length fee for services provided to, or on behalf of, us. We monitor our transactions with our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.
Gross Income Tests
To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
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rents from real property;

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interest on debt secured by mortgages on real property or on interests in real property;

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dividends or other distributions on, and gain from the sale of, stock in other REITs;

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gain from the sale of real property or mortgage loans;

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abatements and refunds of taxes on real property;

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income and gain derived from foreclosure property (as described below);

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

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interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest (including interest income from debt instruments issued by publicly offered REITs) and (iii) gain from the sale or disposition of stock or securities, that need not have any relation to real property (including gain from the sale or other disposition of debt instruments issued by publicly offered REITs).
If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “— Taxation of REITs in General.”
Gross income from a prohibited transaction, i.e., a sale of property that we hold primarily for sale to customers in the ordinary course of business and that does not satisfy a safe harbor under the Code, is excluded from both the numerator and the denominator in both gross income tests. In addition, certain hedging income and foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we intend to manage our portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort. The following paragraphs discuss some of the specific applications of the gross income tests to us.
Dividends
It is possible that we may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Our dividend income from the ownership of stock in any corporation (other than any REIT), including any TRS, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
Interest
Interest income, including, to the extent applicable, original issue discount and market discount (discussed below), constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
The interest apportionment rules under Treasury Regulation Section 1.856-5(c) provide that, if a mortgage is secured by both real property and other property, a REIT is required to apportion its annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. As described above, for purposes of these rules, a loan that is secured by both real property and personal property is treated as secured solely by the real property if the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan.
Certain loans that we hold may be secured by both real property and other property. Accordingly, to the extent the face amount of such a loan exceeds the value of the real property securing such loan (including personal property, the fair market value of which does not exceed 15% of the fair market value of all real and personal property securing the loan), the interest apportionment rules described above may apply to such loans. Thus, depending upon the value of the real property securing the mortgage loans and their face amount, and the other sources of gross income earned by us, we may fail to meet the 75% gross income test.

In addition, although we will endeavor to accurately determine the values of the real property securing our loans at the time we acquire or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to us at such time. If the Internal Revenue Service were to successfully challenge our valuations and such revaluations resulted in a higher portion of its interest income being apportioned to property other than real property, we could fail to meet the 75% gross income test. If we do not meet this test, we could potentially lose our qualification or be required to pay a penalty tax to the Internal Revenue Service.
To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower.
Among the assets we hold are certain mezzanine loans and preferred equity investments (which we treat as mezzanine loans for U.S. federal income tax purposes). Mezzanine loans are loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The Internal Revenue Service issued Revenue Procedure 2003-65, the Revenue Procedure, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the gross income tests described above. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We own, and may acquire in the future, certain mezzanine loans and preferred equity investments (which we treat as mezzanine loans for U.S. federal income tax purposes) that do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure. Consequently, there can be no assurance that the Internal Revenue Service will not successfully challenge the tax treatment of such mezzanine loans and preferred equity investments treated as mezzanine loans for U.S. federal income tax purposes as qualifying real estate assets. To the extent that such mezzanine loans do not qualify as real estate assets, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but will not be qualifying income for purposes of the 75% gross income test which could jeopardize our ability to qualify as a REIT.
In addition, there is limited case law and administrative guidance addressing whether certain preferred equity investments or mezzanine loans will be treated as equity or debt for U.S. federal income tax purposes. Our Manager received an opinion of prior tax counsel regarding the treatment of one of our fixed return preferred equity investments and future similarly structured investments as debt for U.S. federal income tax purposes. We treat the mezzanine loan and preferred equity investments we currently hold as debt for U.S. federal income tax purposes and as qualified mezzanine loans, as discussed above. No private letter rulings will be obtained on the characterization of these investments for U.S. federal income tax purposes; therefore, no assurance can be given that the Internal Revenue Service will not successfully challenge the treatment of such investments as debt and as qualifying real estate assets. If one of our preferred equity investments or mezzanine loans was treated as equity for U.S. federal income tax purposes, we would be treated as owning a proportionate share of the assets and earning a proportionate share of the gross income of the pass-through entity that issued the relevant interest. Certain of these pass-through entities are engaged in activities that would cause us to be considered as earning non-qualifying income or holding non-qualifying assets such as the ownership and operation of hotel properties, which would likely cause us to fail to qualify as a REIT or, as discussed below, be required to pay a significant penalty tax to maintain our REIT qualification.

Fee Income
We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. In addition, we also treat any origination fees we receive as a reduction in the principal balance of our loans, which we accrue over the life of the relevant loan under the original issue discount rules. See “— Phantom Income.” We treat any exit fees and other fees representing charges for the use or forbearance of money as additional interest. Other fees that are considered compensation for services or are otherwise not properly treated as interest for federal income tax purposes are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.
Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate changes with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Phantom Income
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash from, or proceeds from dispositions of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and, consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders. We generally will be required to take certain amounts into income no later than the time they are reflected on certain financial statements.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements Applicable to REITs.”
Prohibited Transactions Tax
A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers in the ordinary course of business. We cannot assure you that we will comply with certain safe harbor provisions in the Code that, if satisfied, will prevent covered sales from being treated as prohibited transactions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We may from time to time infrequently sell participation interests in loans which we have originated; however, we do not expect to engage in a significant number of such sales or that such sales will generate significant gains, if any. To the extent that we were to sell loans or participations therein or hold any assets for sale that we believe could subject us to the prohibited transaction tax, we intend to hold such assets through a TRS.
Foreclosure Property
Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Rents from Real Property
Although we generally do not expect to receive rents except in limited circumstances, rents received by a REIT will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, a REIT is only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. REITs may, however, render services to their tenants through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income if certain requirements are satisfied. A REIT may also own an interest in a TRS that provides services to tenants without tainting its rental income from the related properties.
Even if a REIT directly furnishes or renders services that are non-customary with respect to a property or rendered to the tenant, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such services are not treated as rent for purposes of the REIT gross income tests.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. For example, if the IRS were to determine that we failed the 95% gross income test because our preferred equity investments were equity investments, it is possible that the IRS would not consider our position taken with respect to such income, and accordingly our failure to satisfy the gross income test, to be due to reasonable cause and not due to willful neglect. If we fail to satisfy one or both of the gross income tests described above and these relief provisions are inapplicable to a particular set of, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.
Asset Tests
At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.
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At least 75% of the value of our total assets must be represented by the following:

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgages on real property;

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interests in personal property that generates rents from real property;

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stock in other REITs and debt instruments issued by publicly offered REITs;

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cash and cash items (including certain receivables);

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government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•
Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•
Except for securities in TRSs and the securities in the 75% asset class described above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•
Except for securities in TRSs and the securities in the 75% asset class described above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•
Except for securities of TRSs and the securities in the 75% asset class described above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•
For taxable years ending on or before December 31, 2025, not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs. For taxable years beginning after December 31, 2025, not more than 25% of the value of our total assets may be represented by securities of one or more TRSs.

•
Not more than 25% of the value of our total assets may be represented by “nonqualified publicly offered REIT debt instruments.”

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. If the fair market value of personal property securing the debt exceeds 15% of the fair market value of all property securing the debt and the fair market value of the real property does not equal or exceed the “loan amount” at the time the REIT commits to make or acquire the loan, then a portion of such loan will not be a qualifying real estate asset.
Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below) unless such REIT is a publicly offered REIT, that is a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act.
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “— Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition, such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.
We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for the safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election.
We have and may continue to enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements for a particular quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (21%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:
•
the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•
the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, such dividend will be treated as having been paid and received by our stockholders on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) generally will not affect the character, in the hands of our stockholders, of any dividends that actually are made as ordinary dividends or capital gain; and (2) cannot be passed through or used by our stockholders.
If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.
We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.
We intend to make timely distributions sufficient to satisfy the distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and, for example, the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue Procedures 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirements for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
The Code contained provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income. We may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the Code limits business interest deductions for businesses, whether in corporate or pass-through form, to the sum of the entity’s business interest income for the tax year and 30% of the entity’s adjusted taxable income for the tax year. Treasury Regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation on business interest deductions does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Tax Cuts and Jobs Act will not apply to property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system. Finally, under amendments made by the Tax Cuts and Jobs Act to Section 172 of the Code, a deduction for any net operating loss carryforwards arising from losses incurred in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.
Recordkeeping Requirements
We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify
If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset tests (for which other specified relief provisions are available, as discussed above), then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders, and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividend as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

UNDERWRITING
Ladenburg Thalmann is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated            , 2026, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the aggregate principal amount of notes set forth opposite the underwriter’s name.
Underwriter	Principal amount of Notes
Ladenburg Thalmann & Co. Inc.	$

Total		$60,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes (other than those covered by the overallotment option described below) if they purchase any of the notes.
The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus and some of the notes to dealers at the public offering price less a concession not to exceed $    , or     % of the aggregate principal amount of the notes. The underwriting discount of $      per note is equal to      % of the aggregate principal amount of the notes. If all of the notes are not sold at the offering price, the representative may change the public offering price and other selling terms. Investors must pay for any notes purchased on or before            , 2026. The representative has advised us that the underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.
The underwriters hold an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional $9.0 million aggregate principal amount of the notes at the public offering price less the underwriting discount; provided however, that the price of any such option notes will be reduced by the amount of any interest payable on the notes sold on the initial closing date but not payable on such option notes. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter must purchase a number of additional notes approximately proportionate to that underwriter’s initial purchase commitment.
We have agreed that, for a period of 30 days from the date of this prospectus, we will not, without the prior written consent of Ladenburg Thalmann, on behalf of the underwriters, offer, pledge, sell, contract to sell or otherwise dispose of or agree to sell or otherwise dispose of, directly or indirectly, or hedge any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file any registration statement under the Securities Act with respect to any of the foregoing, provided that such restrictions shall not apply to the Company’s undertaking of an exchange offer with respect to the Company Notes or Terra LLC Notes.
We intend to list the notes on the NYSE within 30 days of the original issue date under the trading symbol “TPTS.”
The following table shows the public offering price, the underwriting discounts and commissions to be paid to the underwriters and the proceeds, before expenses, to us in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes.
	Per Note		Without Option		With Option
Public offering price(1)		$25.00		$60,000,000		$69,000,000
Underwriting discount (sales load) paid by us(2)(3)	$		$		$
Estimated Proceeds to us, before expenses	$		$		$

(1)
The anchor investment notes are expected to be purchased at the public offering price less $     .

(2)
The underwriting discount (sales load) for the anchor investment notes is expected to be     % per note.

(3)
The expenses associated with the offering, including the underwriting discount, are paid by us and are ultimately borne by our investors.

We have agreed to reimburse the underwriters (i) in connection with the review and qualification of this offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”), which shall not exceed $25,000, and (ii) the legal fees and expenses of counsel to the underwriters up to $150,000. In addition, the underwriters have agreed to reimburse us for certain expenses in connection with the offering.
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,250,000.
We have each agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Certain underwriters may make a market in the notes. No underwriter is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the underwriter. No assurance can be given as to the liquidity of, or the trading market for, the notes as a result of any market-making activities undertaken by any underwriter. This prospectus is to be used by any underwriter in connection with the offering and, during the period in which a prospectus must be delivered, with offers and sales of the notes in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of the sale.
In connection with the offering, Ladenburg Thalmann, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of notes in excess of the number of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of notes made in an amount up to the number of notes represented by the underwriters’ overallotment option. In determining the source of notes to close out the covered syndicate short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the overallotment option. Transactions to close out the covered syndicate short position involve either purchases of notes in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of notes in excess of the overallotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of notes in the open market while the offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Ladenburg Thalmann repurchases notes originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.
Any of these activities may have the effect of preventing or retarding a decline in the market price of notes. They may also cause the price of notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, or in the over-the-counter market, or otherwise. Trading is expected to commence on the NYSE within 30 days after the date of initial delivery of the notes. If the underwriters commence any of these transactions, they may discontinue them at any time.
A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representative may agree to allocate a number of notes to underwriters for sale to their online brokerage account holders. The representative will allocate notes to underwriters that may make

Internet distributions on the same basis as other allocations. In addition, notes may be sold by the underwriters to securities dealers who resell notes to online brokerage account holders.
We anticipate that, from time to time, certain underwriters may act as brokers or dealers in connection with the execution of our portfolio transactions after they have ceased to be underwriters and, subject to certain restrictions, may act as brokers while they are underwriters.
Certain underwriters may have performed investment banking and advisory services for us, our adviser and our affiliates from time to time, for which they have received customary fees and expenses. Certain underwriters may, from time to time, engage in transactions with or perform services for us, our adviser and our affiliates in the ordinary course of business.
Settlement
We expect that delivery of the notes will be made against payment therefor on or about            , 2026, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise.
Other Jurisdictions
The notes offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the notes offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Alston & Bird LLP, New York, New York, and certain matters with respect to Maryland law have been passed upon by Venable LLP, Baltimore, Maryland. Certain legal matters in connection with the offering will be passed upon for the underwriters by Ropes & Gray LLP.
EXPERTS
The consolidated financial statements of Terra Property Trust, Inc. as of December 31, 2024 and 2023, and for each of the years ended December 31, 2024 and 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. These documents contain important information about us, our business and our finances.
We incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, June 30, 2025 and September 30, 2025; and

•
Our Current Reports on Form 8-K filed with the SEC on February 6, 2025, February 20, 2025 and June 23, 2025.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:
Investor Relations
Terra Property Trust, Inc.
205 West 28th Street, 12th Floor
New York, New York 10001
Telephone: (212) 753-5100
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a Registration Statement on Form S-11, including exhibits, schedules and amendments thereto, of which this prospectus is a part, under the Securities Act with respect to the notes offered by this prospectus. The registration statement contains additional information about us and the notes being offered by this prospectus.
We are required to file with or submit to the SEC annual, quarterly and current reports and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information, including our registration statement, filed electronically by us with the SEC, which are available on the SEC’s website at www.sec.gov.
We maintain a web site at www.terrapropertytrust.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.

$60,000,000
    % Senior Secured Notes due 20

PRELIMINARY PROSPECTUS

Sole Book-Running Manager
Ladenburg Thalmann & Co. Inc.
           , 2026

PART II
Information Not Required in the Prospectus
Item 31.   Other Expenses of Issuance and Distribution.
The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the NYSE listing fee.
SEC Registration Fee	$9,667
FINRA Filing Fee	11,000
NYSE Listing Fee	25,000
Accounting Fees & Expenses	350,000
Legal Fees and Expenses	775,000
Printing Fees and Expenses	30,000
Miscellaneous Fees and Expenses	49,333
Total	$1,250,000
Item 32.   Sales to Special Parties.
None.
Item 33.   Recent Sales of Unregistered Securities.
None.
Item 34.   Indemnification of Directors, Officers and Others.
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity;

•
any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•
any individual who served any predecessor of our company, in a similar capacity and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 35.   Treatment of Proceeds from Shares Being Registered.
Not applicable.
Item 36.   Financial Statements and Exhibits.
(a)
Financial Statements.

The consolidated financial statements and notes thereto of Terra Property Trust, Inc. as of March 31, 2025, and for the three months ended March 31, 2025, as of June 30, 2025, and for the six months ended June 30, 2025, as of September 30, 2025, and for the nine months ended September 30, 2025, and as of December 31, 2024 and 2023, and for each of the years ended December 31, 2024 and 2023 have been incorporated by reference herein.

(b)
Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:
Exhibit No.	Description and Method of Filing
1.1**	Form of Underwriting Agreement.
3.1	Amended and Restated Bylaws of Terra Property Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Amendment No.1 to Form 10 (File No. 000-56117) filed with the SEC on December 16, 2019).
3.2	Articles of Amendment and Restatement of Terra Property Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Amendment No.1 to Form 10 (File No. 000-56117) filed with the SEC on December 16, 2019).
3.3	Articles of Supplementary of Terra Property Trust, Inc. Designating 12.5% Services A Redeemable Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registration Statement on Amendment No.1 to Form 10 (File No. 000-56117) filed with the SEC on December 16, 2019).
3.4**	Form of Indenture.
3.5**	Form of Global Note (included in Exhibit 3.4).
5.1**	Opinion of Alston & Bird LLP.
8.1**	Opinion of Alston & Bird LLP with respect to certain tax matters.
10.1	Amended and Restated Management Agreement between Terra Property Trust, Inc., and Terra REIT Advisors, LLC, dated February 8, 2018 (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 10 (File No. 000-56117) filed with the SEC on November 6, 2019).
10.2	Amendment to Amended and Restated Management Agreement, dated March 11, 2024, between Terra Property Trust, Inc., and Terra REIT Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on May 13, 2024).
10.3	Second Amendment to Amended and Restated Management Agreement, dated May 8, 2025, between Terra Property Trust, Inc. and Terra REIT Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on August 18, 2025).
10.4	Amended and Restated Voting Agreement by and among Terra Property Trust, Inc., Terra Secured Income Fund 5, LLC, Terra JV, LLC and Terra REIT Advisors, LLC, dated March 2, 2020 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020).
10.5	Contribution Agreement by and among Terra Property Trust, Terra International Fund 3 REIT, LLC and Terra Income Fund International, dated March 2, 2020 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q (File No. 000-56117) filed with the SEC on May 15, 2020).
10.6	Contribution Agreement by and among Terra Property Trust, Terra International Fund 3 REIT, LLC and Terra Secured Income Fund 5 International, dated March 2, 2020 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q (File No. 000-56117) filed with the SEC on May 15, 2020).
10.7	Uncommitted Master Repurchase Agreement dated as of November 8, 2021, by and between Terra Mortgage Capital III, LLC, as Seller, UBS AG, as Buyer (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed with the SEC on March 11, 2022).
10.8	Amendment No. 1 to Uncommitted Master Repurchase Agreement, dated as of May 24, 2022, between Terra Mortgage Capital III, LLC, as Seller, and UBS AG, as Buyer (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed with the SEC on March 15, 2024).

Exhibit No.	Description and Method of Filing
10.9	Guarantee Agreement dated as of November 8, 2021, by and between Terra Property Trust, Inc., as Guarantor, in favor of UBS AG, as Buyer (incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K filed with the SEC on March 11, 2022).
10.10	Amendment No. 1 to Guarantee Agreement, dated as of March 10, 2022, between Terra Property Trust, Inc., as Guarantor, and UBS AG, as Buyer (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K filed with the SEC on March 15, 2024).
10.11	Amendment No. 2 to Guarantee Agreement, dated as of November 14, 2023, between Terra Property Trust, Inc., as Guarantor, and UBS AG, as Buyer (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K filed with the SEC on March 15, 2024).
10.12	Amendment No. 1 to Pricing Letter, dated as of March 7, 2024, between Terra Mortgage Capital III, LLC, as Seller, and UBS AG, as Buyer (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the SEC on May 13, 2024).
10.13	Waiver Letter, dated as of March 7, 2024, from UBS AG, as Buyer, to Terra Mortgage Capital III, LLC, as Seller, and Terra Property Trust, Inc., as Guarantor (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the SEC on May 13, 2024).
10.14	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-40496) filed with the SEC on October 3, 2022).
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K filed with the SEC on March 14, 2025).
23.1**	Consent of Alston & Bird LLP (included in Exhibit 5.1).
23.2**	Consent of Alston & Bird LLP (included in Exhibit 8.1).
23.3*	Consent of KPMG LLP.
24.1**	Power of Attorney (included on the signature page to this Registration Statement).
25.1**	Statement of Eligibility of Trustee on Form T-1.
107**	Filing Fee table.

*
Filed herewith.

**
Previously filed.

Item 37.   Undertakings.
(i)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(ii)   The undersigned registrant hereby undertakes:
(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 9, 2026.
Terra Property Trust, Inc.
By:
/s/ Vikram S. Uppal

Name:
Vikram S. Uppal

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Vikram S. Uppal Vikram S. Uppal	Chairman of the Board, Chief Executive Officer and Chief Investment Officer (Principal Executive Officer)	January 9, 2026
/s/ Gregory M. Pinkus Gregory M. Pinkus	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	January 9, 2026
/s/ * Roger H. Beless	Director	January 9, 2026
/s/ * Michael L. Evans	Director	January 9, 2026
/s/ * Spencer E. Goldenberg	Director	January 9, 2026
/s/ * Gaurav Misra	Director	January 9, 2026
*By:	/s/ Gregory M. Pinkus Name: Gregory M. Pinkus Title: Attorney-in-Fact